Exhibit 10.6

INDUSTRIAL SPACE LEASE

THIS INDUSTRIAL SPACE LEASE (“Lease”), made as of the 14th day of January, 2008 by and between NNN Met Center 4-9, LP, a Texas limited partnership (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord) and XBiotech USA, Inc., a Delaware corporation (“Tenant”);

ARTICLE 1 - BASIC TERMS

1.1

A.	Address of Landlord:

c/o Triple Net Properties, LLC 816 Congress, Suite 1540 Austin, TX 78701 Attn: Regional Asset Manager

With a copy to:

c/o Triple Net Properties Realty, Inc. Tustin Centre 1551 N. Tustin Ave., Suite # 200 Santa Ana, CA 92705 Attn: Legal Notice

B.	Address of Tenant:	Before Commencement Date XBiotech Inc. 1055 W. Hastings St., Suite 300 Vancouver, British Columbia V6E 2E9 Attn: John Simard

After Commencement Date XBiotech USA, Inc. 8201 E. Riverside, Suite 200 Austin, Texas 78744 Attn: John Simard

or such other address as may from time to time be designated by Landlord/Tenant in writing.

C.	Premises:	30,000 square feet of space in the Building known as Suite 200. The Premises is shown on Exhibit “B” attached hereto. The square feet in the Premises has been calculated and is hereby stipulated for all purposes hereof to be as set forth herein, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises or the Building.

D.	Building:	The Building in which the Premises is located, located at 8201 E. Riverside, Austin, Texas 78744, together with the land, and any parking areas, walkways, landscaped areas and other improvements appurtenant thereto.

E.	Project:	The Building and other buildings in the development known as Met Center, together with the land, which land is described in Exhibit “A-1” attached hereto, and any parking areas, walkways, landscaped areas and other improvements appurtenant thereto. A description of the Project is attached hereto as Exhibit “A”.

F.	Guarantor(s):	N/A.

G.	Term:	The period of sixty (60) months commencing on the later to occur of (a) April 1, 2008 (the “Target Commencement Date”) or (b) the date upon which the Initial Alterations have been substantially completed, as such date is determined pursuant to the Work Letter attached hereto as Exhibit “E” (the “Work Letter”), but in no event later than June 1, 2008 (the later to occur of such dates in (a) and (b) being defined as the “Commencement Date”). Notwithstanding the foregoing, if the Initial Alterations have not been substantially completed by June 1, 2008 due to Landlord Delays or Force Majeure Delays (as defined in the Work Letter), the Commencement Date shall be the date upon which the Initial Alterations have been substantially completed but for the Landlord Delays or Force Majeure Delays, as applicable. “Expiration Date” shall mean the last day of the Term unless sooner terminated or extended as set forth herein. Notwithstanding the foregoing, if the Expiration Date, as determined herein, does not occur on the last day of a calendar month, the Term and the last Lease Year thereof shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. Upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit “F” attached hereto (the “Commencement Letter”) setting forth the Commencement Date and the Expiration Date. In the event that Tenant is entitled to an “Extension Term” (as defined in Exhibit “D”) and the Extension Option is exercised by Tenant, the Term of the Lease shall be extended as provided in Exhibit “D”.

H.	Rent:	All sums, monies or payments required to be paid by Tenant to Landlord pursuant to this Lease.

I.	Base Rent:	The Base Rent for the lease Term, payable in advance, is as follows:

Lease Months	Annual Base Rent per Square Foot
1-12	$5.33
13-24	$8.00
25-36	$9.00
37-60	$10.00

Additional Rent:

The estimated initial Additional Rent (hereinafter defined) for taxes, insurance, CAM and management expenses is $3.50 per square foot of the Premises per month, payable in advance with Base Rent.

J.	Security Deposit: $13,333.34

K.	Tenant’s Proportionate Share:	During the first year of the Term of the Lease, the percentage equal to 20,000 square feet in the Premises divided by the square feet of space in the Building, and thereafter, the percentage equal to 30,000 square feet of space in the Premises divided by the square feet of space in the Building.

L.	Permitted Use:	Medical research and development, manufacturing, administrative and general office purposes and any other legally permitted use incidental thereto.

M.	Broker(s):	Stream Realty Partners – Austin, L.P. – Tenant’s Exclusive Representative Live Oak-Gottesman, LLC – Landlord’s Exclusive Representative

N.	Exhibits:	A	-	Description of the Project
		A-1	-	Legal Description of Land
		B	-	Depiction of the Premises
		C	-	Parking
		D	-	Special Provisions
		E	-	Work Letter
		F	-	Commencement Letter
		G	-	Signage Criteria

1.2	Effect of Reference to Basic Terms. Each reference in this Lease to any of the Basic Terms contained in Section 1.1 shall be construed to incorporate into such reference all of the definitions set forth in Section 1.1.

ARTICLE 2 - GRANT AND TERM/CONSTRUCTION

2.1	In consideration of the rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, Landlord leases to Tenant and Tenant hereby hires from Landlord the Premises described in Section 1.1(C).

2.2	Tenant shall have and hold the Premises for and during the Lease Term described in Section 1.1(G), subject to the payment of the Rent and to the full and timely performance by Tenant of the covenants and conditions hereinafter set forth.

2.3	Landlord hereby consents to Tenant taking possession of the Premises prior to the Commencement Date for the sole purpose of performing any improvements therein or installing furniture, equipment, wiring and cabling, or other personal property of Tenant; provided, however, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work.

In the event Tenant substantially completes the Initial Alterations in accordance with the Work Letter and obtains a Certificate of Occupancy from the City of Austin, Texas for use and occupancy of the Premises prior to the beginning of the Target Commencement Date, Tenant shall have the right to move in and occupy the Premises and such occupancy shall be in addition to the Term provided for herein and all the provisions of this Lease shall be in full force and effect upon Tenant’s so taking possession for such occupancy, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises. Notwithstanding anything herein to the contrary, in such event, the Commencement Date for all purposes under this Lease shall be April 1, 2008.

Within thirty (30) days after the date the last party executes this Lease (the “Outside Delivery Date”), Landlord shall deliver the Premises to Tenant, including the Building’s structure and the mechanical, electrical and plumbing systems serving same, in good working order and condition, free of Hazardous Substances (other than those falling within the exceptions set forth in Section 16.1A.3.) and in compliance with all applicable laws (the “Required Condition”) but excluding any other requirements or conditions, including, without limitation, those that fall within the scope of the Initial Alterations performed by Tenant pursuant to the Work Letter. Landlord shall send a written notice to Tenant by email c/o its counsel Samantha Goodman at Samantha.Goodman@BryanCave.com stating that it has delivered the Premises, and the date of such email notice shall be deemed to be the date Landlord has delivered the Premises to Tenant in the Required Condition (the “Actual Delivery Date”). In the event Landlord does not deliver the Premises to Tenant in the Required Condition by the Outside Delivery Date (other than because of a Tenant caused delay or an event or circumstance under Section 15.1), Tenant shall have the right to send Landlord a notice terminating this Lease (“Termination Notice”) within ten (10) days after the Outside Delivery Date. In the event Landlord does not deliver the Premises to Tenant in the Required Condition within thirty (30) business days after Landlord’s receipt of the Termination Notice, this Lease shall terminate and neither party shall have any further rights and obligations hereunder except for those rights and obligations that expressly survive termination or expiration of this Lease. Subject to Landlord’s obligation to deliver the Premises in the Required Condition, Tenant agrees to accept the Premises in its “as-is” condition and configuration, without representation or warranty by Landlord or anyone acting on Landlord’s behalf.

2.4	Tenant agrees to construct the leasehold improvements in the Premises in accordance with the terms set forth in Exhibit “E” which is attached hereto and made a part hereof.

2.5	Landlord agrees that Tenant may enter the Premises prior to the Outside Delivery Date for the sole purpose of designing the plans for the Initial Alterations and installation of furniture, fixtures and equipment (the “Early Entry”) provided that such Early Entry is conducted in a manner as to not unreasonably Interfere with any work of Landlord occurring in or around the Premises, and further provided that such Early Entry shall be subject to all of the terms and conditions contained in this Lease (other than the payment of Base Rent and Tenant’s Proportionate Share of Common Area Expenses), including, without limitation, Tenant’s insurance and indemnity obligations as contained in this Lease. Prior to any such Early Entry, Tenant shall provide Landlord with certificates of insurance or other evidence acceptable to Landlord evidencing Tenant’s compliance with its insurance obligations. In the event that Tenant’s Early Entry interferes with the work of Landlord or otherwise disrupts Landlord’s operations or the operations of other tenants in the Building, Landlord may terminate Tenant’s right to Early Entry.

ARTICLE 3 - RESERVATIONS BY LANDLORD

3.1	Landlord excepts and reserves the roof, exterior walls and Common Areas of the Building as described in Article 17 below, and further reserves the right to place, install, maintain, carry through, repair and replace such utility lines, pipes, wires, appliances, tunneling and the like in, over, through and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or any other portions of the Building. In exercising such rights reserved to Landlord, Landlord shall use reasonable efforts to avoid any unreasonable interference with Tenant’s operations in the Premises (but Landlord shall not be required to conduct such operations on an overtime basis), and to the extent Landlord needs to access the Premises, Landlord shall provide Tenant with reasonable prior notice of such entry.

3.2	Notwithstanding any provision in this Lease to the contrary, it is agreed that Landlord reserves the right, without invalidating this Lease or modifying any provision thereof, at any time, and from time to time, (i) to make alterations, changes and additions to the Building and/or the Project, (ii) to add additional areas to the Building and/or to exclude areas therefrom, (iii) to construct additional buildings and other improvements, and (iv) to relocate any other tenant in the Building (but not Tenant). In exercising such rights reserved to Landlord, Landlord shall use reasonable efforts to avoid any unreasonable interference with Tenant’s operations in the Premises (but Landlord shall not be required to conduct such operations on an overtime basis). It is further understood that Landlord may change any appurtenant walks, roadways, parking areas, entrances, exits, and other improvements as Landlord shall deem proper, provided such changes do not unreasonably interfere with Tenant’s use of the Premises. In exercising its rights hereunder, Landlord may not change the nature of the Building or modify the Premises (except as otherwise provided herein) in a way that would materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease.

ARTICLE 4 - USE

4.1

The Premises hereby leased shall be used by Tenant only for the purposes set forth in Section 1.1(L) above and for no other purposes. Tenant shall, at Tenant’s expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Term or any part of the Term hereof regulating the use by Tenant of the Premises, including without limitation, the Declaration (as defined below). Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb other tenants in the Building, and shall keep its mechanical apparatus free of noise and vibration which may be transmitted beyond the confines of the Premises. Tenant shall store, handle, transport, remove and dispose of all medical and biomedical waste matter at or from the Premises in compliance with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Term or any part of the Term hereof.

4.2	Tenant covenants throughout the Lease Term, at Tenant’s sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and of any applicable insurance rating agency, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises; provided, however, that Tenant shall not be responsible for structural repairs or alterations unless the requirement for such structural repairs and alterations is caused by Tenant’s particular use or occupancy (as distinguished from the general type of use or occupancy permitted by the applicable zoning ordinance). Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.

ARTICLE 5 - RENT

5.1	Base Rent. Tenant covenants to pay without notice, deduction, set-off or abatement (except as otherwise provided in this Lease) to Landlord the Base Rent specified in Section 1.1(I) in lawful money of the United States in advance on the first day of each month during the Lease Term. Rent for any partial month shall be prorated on a per diem basis. Rent shall be payable to Landlord at Landlord’s address shown at Section 1.1(A) above or such other place as Landlord may designate from time to time in writing. One month’s installment of Rent (Base Rent and Additional Rent) shall be due upon execution of this Lease by Tenant.

5.2	Real Estate Taxes. During the Term of the Lease or any extensions or holding over, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the Real Estate Taxes levied against the Building.

“Real Estate Taxes” shall mean: (a) all ad valorem real estate taxes on the Project (adjusted after protest or litigation, if any) for any part of the Term of this Lease, exclusive of penalties, (b) any taxes which shall be levied in lieu of any such ad valorem real estate taxes, (c) any special assessments for benefits on or to the Building paid in annual installments by Landlord, (d) occupational taxes or excise taxes or franchise taxes (including the Texas ‘margin tax’) levied on rentals derived from the operation of the Building or the privilege of leasing property, and (e) the expense of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested, protested or negotiation. Real Estate Taxes shall not include any net income, capital stock, succession, transfer, gift, estate or inheritance taxes.

If the Term of the Lease shall begin or end during a tax calendar year (tax calendar year shall mean each annual period for which ad valorem real estate taxes are assessed and levied) of which part only is included in the Term hereof, the amount of such Additional Rent shall be prorated on a per diem basis and with respect to the year in which the Term ends shall be paid on or before the last day of the Term. If the Term ends in any tax calendar year before the amount to be payable by Tenant has been determined under the provisions of this Section, an amount payable for the portion of the Lease Term during the tax calendar year shall be reasonably estimated by the Landlord and the estimated amount shall be promptly paid by Tenant. As soon as the amount properly payable by the Tenant for the partial period has finally been determined, the amount shall be adjusted between Landlord and Tenant.

5.3	Insurance Premiums. During the Term of this Lease or any extension or holding over thereof, Tenant shall pay to Landlord as Additional Rent Tenant’s Proportionate Share of the cost of the premium and deductibles for the fire and extended coverage insurance described in Section 20.2; provided, however, that in no event shall Tenant be responsible for Tenant’s Proportionate Share of any deductibles higher than $25,000.

5.4	Heating, Ventilation and Air Conditioning Maintenance. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for the upkeep, maintenance, repair, replacement and periodic servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual, provide for not less than four (4) inspections annually, and provide for the replacement of defective parts, and an executed copy of such contract must be provided to the Landlord prior to the date Tenant takes possession of the Premises and thereafter not less than thirty (30) days prior to expiration of the then existing contract. If such maintenance herein described is not undertaken, Landlord shall have the right, on reasonable prior notice to Tenant, to undertake and/or coordinate all repairs and maintenance and Tenant shall reimburse Landlord for all costs, including overhead, upon demand.

5.5	Common Area Expenses. During the Term of this Lease or any renewals, extensions or holding over thereof, Tenant will pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the Common Area Expenses, as those expenses are defined below.

For the purpose of this Lease the “Common Area Expenses” means Landlord’s total cost and expense incurred in owning, operating, maintaining and repairing the Common Area as defined in Section 17.1 below, as well as the structure of the Building and the mechanical equipment and facilities appurtenant thereto, including but without limitation by enumeration, costs for all electricity, gas, water, sewer or fuel used in connection with the operation, maintenance and repair of the Common Areas; the amount paid for all labor and/or wages and other payments including costs to Landlord of worker’s compensation, disability insurance and payroll taxes, for janitors, employees, contractors and subcontractors of the Landlord (not higher than Project manager) involved in the operation and maintenance of the Common Areas; managerial, administrative, and telephone expenses related to operation and maintenance of the common facilities; the total charges for management fees and charges of any independent contractors employed in the care, operation, maintenance, cleaning and landscaping; the amount paid for all supplies, tools, replacement parts of components, equipment and necessities which are occasioned by everyday wear and tear; the amount paid for premiums for all insurance required from time to time by Landlord or Landlord’s mortgagees (which will include, without limitation, the premiums described in Section 5.3, but only to the extent that Tenant has not paid such premiums pursuant to Section 5.3); the pro rata costs of machinery and equipment purchased or leased by Landlord to perform its common area maintenance obligations; and any costs or expenses allocable to the Project in accordance with that certain Declaration of Covenants, Conditions and Restrictions of Met Center subdivision filed of record in Travis County, Texas, as same may be amended from time to time (the “Declaration”). To the extent that Landlord elects to provide services which are not separately metered or directly billed to the Tenant, such as water and wastewater, the costs of such services shall be included in Common Area Expenses. The management fee incurred by Landlord for the management of the Building and/or the Property is equal to five percent (5%) of the Base Rent, it being expressly understood and agreed that the Landlord or any partner of Landlord or any affiliate of Landlord or any partner of Landlord shall be entitled to manage the Building and/or the Property and collect a management fee therefor equal to five percent (5%) of the Base Rent. Common Area Expenses shall not, however, include interest on debt; capital retirement of debt; depreciation; costs properly chargeable to the capital account, except for capital expenditures which are reasonably anticipated to reduce other operating expenses or such capital expenditures that are required by changes in any or newly promulgated governmental laws or regulations after the Commencement Date in which case such expenditures, plus interest on the unamortized principal investment at ten percent (10%) per annum, shall be amortized over the life of the improvements, and such costs shall be directly chargeable by Landlord to Tenant in the Tenant’s Proportionate Share; any ground lease rental; rentals for items which if purchased (rather than rented) would be a capital cost which is specifically excluded from Common Area Expenses as provided herein (except equipment not affixed to the Project that is used in providing janitorial or similar services or equipment rented or leased to remedy or ameliorate an emergency condition in the Project that arises out of or results from an act of God); costs incurred with respect to the installation of tenant or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any Common Areas or parking facilities); marketing costs, including without limitation, leasing commissions, attorneys’ fees, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or present or prospective tenants or other occupants of the Building (except as otherwise set forth herein); expenses in connection with utilities, services or other benefits, including, without limitation, utilities and services which are separately metered or paid for by Tenant directly, which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building; costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is or should be reimbursed by insurance proceeds, and costs of all capital repairs, replacements or restorations resulting from a casualty (except that deductibles paid up to 25,000.00 will be included as Common Area Expenses) including without limitation an earthquake or flood to the extent that Landlord is or should be reimbursed by insurance proceeds; overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; costs arising from defects in the base, shell or core of the Building (other than any such defects arising out of any construction conducted by Tenant or its agents) or improvements installed by Landlord or repair thereof; costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date, including, without limitation, the Americans with Disabilities Act of 1990 (hereinafter, the “ADA”), including penalties or damages incurred due to such non-compliance; Landlord’s general corporate overhead and general and administrative expenses; costs for which Landlord has been compensated by a management fee (except as otherwise set forth herein); any and all costs arising from the presence of Hazardous Substances in or about the Premises, the Building or the Project that were in existence prior to the date of this Lease and that are brought in or about the Premises, the Building or the Project after the date of this Lease (except for any and all costs arising from such Hazardous Substances brought or caused by Tenant or its employees, agents, representatives, subtenants, invitees, contractors or subcontractors); and reserves for bad debts or for future improvements, repairs, additions that are excluded from Common Area Expenses herein. Notwithstanding the foregoing, Tenant’s Proportionate Share of Controllable Expenses (defined below) shall not increase by more than 5% over Tenant’s Proportionate Share of Controllable Expenses in the previous calendar year, on a cumulative, compounded basis. However, any increases in Common Area Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term (subject to the foregoing limitation) until fully recouped by Landlord. The term “Controllable Expenses” means all Common Area Expenses excluding expenses relating to the cost of utilities, security expenses, insurance, real estate taxes and assessments, and other expenses not within Landlord’s control.

5.6

Estimates of Additional Rent. In order to provide for current payments of Additional Rent, Landlord may give Tenant from time to time during the Term hereof, written notice of Landlord’s estimate of Additional Rent which will be due in the calendar year for which written notice of such estimate is given and the amount of each monthly installment of Landlord’s estimate of Additional Rent which shall be one-twelfth (1/12) of the Additional Rent due in any said calendar year as estimated by Landlord, Tenant shall pay to Landlord such Additional Rent as follows: (a) upon execution of this Lease, one (1) monthly installment of Landlord’s estimate of Additional Rent which shall be applied to Lease Month 1;

(b) on or before the first day of Lease Month 2, one (1) monthly installment of Landlord’s estimate of Additional Rent; and (c) thereafter, one (1) monthly installment of Landlord’s estimate of Additional Rent on the first day of each calendar month. If at any time it appears to Landlord that the Additional Rent due Landlord for any calendar year will vary from Landlord’s previous estimate thereof, Landlord may, by written notice to Tenant, revise its estimate for such year. Subsequent Additional Rent deposits by Tenant for such year shall be based on the revised estimate.

Within ninety (90) days of the end of the calendar year for which estimates of Additional Rent were made, or as soon thereafter as practicable, Landlord shall provide Tenant its statement of actual Common Area Expenses, Insurance Premiums, and Real Estate Taxes, and Tenant’s Proportionate Share of actual Additional Rent due for such year shall be calculated. If Tenant’s Proportionate Share of actual Additional Rent exceeds the deposits paid by Tenant based on Landlord’s estimates, Landlord shall bill Tenant for the excess amount and Tenant shall pay to Landlord said amount within thirty (30) days of billing. If Tenant’s Proportionate Share of actual Additional Rent is less than the deposits paid by Tenant based on Landlord’s estimate thereof, Tenant shall, at the option of Landlord, be given a credit for the excess amount against the next Additional Rent deposit due for any subsequent year or receive from Landlord a refund of the excess so paid by Tenant.

If the Lease Term commences on any day other than the first day of January, or if the Lease Term ends on any day other than the last day of December, any Additional Rent due Landlord shall be pro-rated, based on a 365-day year. Upon expiration or termination of this Lease. Tenant shall pay such pro-rated amount within thirty (30) days of billing or Landlord shall refund any excess to Tenant within thirty (30) days after such determination is made. This covenant shall survive the expiration or termination of this Lease.

5.7	Service Charge. Tenant’s failure to make any monetary payment required of Tenant hereunder within ten (10) days of the due date therefor shall result in the imposition of a service charge for such late payment in the amount of five percent (5%) of the amount of such late payment to compensate Landlord for the expense of handling such late payment; provided, however, that no late charge shall be imposed for the first late payment so long as Tenant pays the amount due within five (5) days after Tenant’s receipt of notice from Landlord that Tenant failed to pay the amount when due. In addition, any sum not paid within thirty (30) days of the due date therefor shall bear interest at the rate of eighteen percent (18%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

5.8	Right to Audit. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right, after reasonable notice and at reasonable times, during the ninety (90) day period following the delivery of Landlord’s statement of the actual Common Area Expenses, to audit Landlord’s accounting records at Landlord’s office that pertain to and contain information concerning such expenses with respect to the immediately preceding year in order to verify the amounts thereof. Tenant shall be entitled to retain an independent, certified public accountant to audit and/or review Landlord’s records to determine the proper amount of Additional Rent payable by Tenant. Any parties retained by Tenant to audit and/or review Landlord’s records shall not be compensated on a contingency fee basis. Tenant shall provide Landlord a copy of any audit obtained by Tenant. Tenant agrees that any Information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and Tenant agrees to contractually require the same of any third party accountants or auditors engaged by Tenant to assist with such examination. Tenant agrees to pay the cost of such audit, provided that, if the audit reveals that Landlord’s determination of the Additional Rent payable by Tenant hereunder as set forth in any statement sent to Tenant was in error in Landlord’s favor by more than five percent (5%), Landlord shall pay the reasonable cost of such audit. In the event such audit shall establish that Landlord’s statement of Tenant’s Proportionate Share of Additional Rent due for the prior year exceeded Tenant’s Proportionate Share of Additional Rent actually due and Tenant shall have theretofore paid such incorrect amount, such excess amount paid by Tenant shall be credited against the next maturing installments of Tenant’s Proportionate Share of Additional Rent due from Tenant to Landlord, or, if an insufficient Term remains, such excess amount shall be refunded by Landlord to Tenant within thirty (30) days following presentation of a statement therefor. In the event such audit shall establish that Landlord’s statement of Tenant’s Proportionate Share of Additional Rent for the preceding twelve (12) months was understated, Tenant shall pay to Landlord such excess amount due within thirty (30) days following presentation of a statement therefor. Landlord shall be required to maintain records of Additional Rent for the entirety of the one-year period (“Review Period”) following Landlord’s delivery to Tenant of each statement setting forth the actual Additional Rent.

ARTICLE 6 - UTILITIES AND SERVICES

6.1	Tenant shall contract in its own name and timely pay for all charges for electricity, gas, telephone, trash hauling, janitorial service and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided.

ARTICLE 7 - QUIET ENJOYMENT

7.1	Landlord covenants that Tenant, on paying the Rents herein provided and keeping, performing and observing the covenants, agreements and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the Term aforesaid, subject, however, to the terms of this Lease.

ARTICLE 8 - ASSIGNMENT AND SUBLETTING

8.1	Tenant shall not assign or hypothecate this Lease nor sublet or otherwise transfer its interest in all or any part of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if; (1) the proposed transferee’s financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee’s business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights under its lease at the Building; (3) Tenant is in default beyond any applicable notice and cure period; (4) the transferee is an occupant of the Building; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord. Any such Transfer or attempted Transfer in violation of the provision hereof shall be void and of no effect and shall constitute a breach of this Lease.

If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (I) financial statements for the proposed transferee, (II) a copy of the proposed assignment or sublease, and (III) such other information as Landlord may reasonably request. After Landlord’s receipt of the required information and documentation, Landlord shall either consent or reasonably refuse consent to the Transfer in writing. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any proposed Transfer or transfer to a Permitted Transferee. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) Incurred by Landlord in connection with Landlord’s review of such proposed Transfer or transfer to a Permitted Transferee.

Notwithstanding any assignment or sublease, Tenant shall remain liable hereunder and shall not be released without the express written agreement of Landlord to such release. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Except as provided below with respect to a Permitted Transferee, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a transfer under this Article 8. The foregoing shall not apply; (i) so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed, or (ii) to a merger or consolidation of Tenant’s Canadian parent company XBiotech, Inc. into Tenant.

8.2	If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess (after deducting Tenant’s reasonable and customary costs and expenses incurred in assigning the Lease or subleasing the space [the “Transfer Costs”)) within fifteen (15) days following receipt of same; provided, however, that Tenant shall not be required to pay Landlord any amounts hereunder until Tenant has recouped its Transfer Costs.

8.3	Provided Tenant is not in default under this Lease, Tenant may assign this Lease or sublet all or any portion of the Premises to any person or entity which, directly or indirectly, controls Tenant or is controlled by Tenant or is under common control with Tenant (a “Permitted Transferee”) without Landlord’s consent, provided Tenant gives Landlord written notice at least thirty (30) days prior to the effective date of the proposed transfer with, in the case of an assignment, a copy of the written assignment and the assignee’s agreement assuming the obligations of Tenant under this Lease prior to the effectiveness of such assignment, or in the case of a sublease, a copy of the written sublease agreement prior to the effectiveness of such sublease. Any such assignment or sublease or attempted assignment or sublease in violation of the provision hereof shall be void and of no effect and shall constitute a breach of this Lease. Notwithstanding any such assignment or sublease to a Permitted Transferee, Tenant shall remain liable hereunder and shall not be released without the express written agreement of Landlord to such release.

ARTICLE 9 - DAMAGE OR DESTRUCTION

9.1	If the Premises or the Building or any part thereof is damaged by fire or other casualty, cause or condition whatsoever as to be substantially untenantable, Landlord shall, by written notice (the “Damage Notice”) to the Tenant given within sixty (60) days after such damage, either: (I) elect not to restore the Premises and terminate this Lease as of the date of the damage, or (ii) elect to restore the Premises in accordance with this Article 9. For purposes hereof, “substantially untenantable” shall mean that the repairs, as reasonably determined by Landlord, will take in excess of one hundred eighty (180) days to complete after the date of the commencement of the repair by Landlord. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable as aforesaid, Landlord, at its expense shall restore the same with reasonable promptness to the condition in which Landlord furnished the Premises to Tenant at the commencement of the Term of this Lease but only as to those items that were provided at Landlord’s expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant. If Landlord does not elect to terminate this Lease as provided herein and the Premises are substantially untenantable, Tenant shall have the right to terminate this Lease by notice to Landlord given within thirty (30) days after Tenant’s receipt of the Damage Notice from Landlord. If the Premises or the Building or any part thereof is damaged by fire or other casualty, cause or condition whatsoever as to be substantially untenantable during the last year of the Term, as it may be extended, either Landlord or Tenant may terminate this Lease by notice to the other given within thirty (30) days after the date of the damage or destruction.

9.2	If, as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable and, if Landlord has not given the sixty (60) day notice above provided for and fails within one hundred eighty (180) days after commencement of the repairs to eliminate substantial interference with Tenant’s use of the Premises or substantially to restore same, Tenant may terminate this Lease as of the end of said one hundred eighty (180) days by notice to Landlord given not later than five (5) days after expiration of said one hundred eighty (180) day period. If the Premises are rendered totally untenantable but this Lease is not terminated, all rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant’s occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord’s reasonable control. For the purposes of this Lease, the Premises shall be considered tenantable so long as and to the extent that the Premises are occupied. In any event, Tenant shall be responsible for the removal, of restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or reimburse Landlord for the cost of removal.

ARTICLE 10 - LANDLORD’S RIGHTS

10.1	Landlord reserves the following rights:

(a)	To change the name of the Building without notice or liability to Tenant;

(b)	If Tenant has vacated the Premises and not paid its Rent, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy;

(c)	On reasonable prior notice to Tenant, to exhibit the Premises to others and to display “For Lease” signs on the Premises during the last six months of the Term or any extension thereof;

(d)	To remove abandoned or unlicensed vehicles and vehicles that are unreasonably interfering with the use of the parking lot by others and to charge the responsible tenant for the expense of removing said vehicles;

(e)	On reasonable prior notice to Tenant, To take any and all measures, including making inspection, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord’s interests, or as may be necessary or desirable in the operation thereof (in exercising the rights reserved in this subsection (d), Landlord shall use reasonable efforts to avoid any unreasonable interference with Tenant’s operations in the Premises (but shall not be required to conduct such operations on an overtime basis)).

Landlord may enter upon the Premises at any reasonable time on reasonable prior notice for the purpose of exercising any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant.

ARTICLE 11 - HOLDING OVER

11.1	Tenant shall pay to Landlord the Base Rent and Additional Rent computed on a daily basis for each day Tenant retains possession of the Premises or any part thereof after the expiration of the Term, by lapse of time or otherwise, at 150% of the amount due during the last monthly period prior to the date of such expiration and also pay all damages, direct or indirect, sustained by Landlord by reason of such retention. Any such continued possession by Tenant shall be as a tenant at sufferance. Nothing herein shall be construed as requiring Landlord to permit Tenant to retain possession of the Premises or any part thereof after the expiration of the Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

ARTICLE 12 - SIGNS AND ADVERTISEMENTS

12.1	Except as provided below, Tenant shall not put upon nor permit to be put upon any part of the Premises or the Building, any signs, billboards or advertisements whatever in any location or any form without the prior written consent of Landlord.

12.2	During the initial Term and any renewal periods, but only so long as no event of default is in existence under this Lease beyond all applicable notice and cure periods, Tenant shall have the right to install and maintain, at Tenant’s sole expense, exterior signage identifying Tenant’s name (the “Signage”) on the Building. The signage rights granted herein are personal to the specific party originally identified as the “Tenant” under the Lease and its Permitted Transferee and may not be transferred, shared or assigned in whole or in part to any other assignee, subtenant or other tenant in the Building.

The location, size, material, construction and design of the Signage shall be subject to (a) the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed and (b) compliance with applicable laws. Specifications for construction and design of the Signage and location of the Signage on the Building are set forth in Exhibit “G” to this Lease. Tenant shall not make any subsequent alterations in or additions to the Signage without in each instance first complying with the foregoing requirements. Tenant acknowledges that Landlord has made no representation that any Signage proposed by Tenant will comply with applicable law. In no event shall Tenant use a name on the Signage that is in competition with another tenant of Landlord or its affiliates or in contravention of any prior signage rights. Landlord, upon advance written request from Tenant and in Landlord’s reasonable discretion, shall provide reasonable access to Tenant for the purpose of cleaning and maintaining the Signage.

Tenant, at its expense, shall obtain all necessary governmental permits and certificates required for the installation and use of the Signage. All construction, installation, alterations and repair and maintenance work shall be performed in a good and workmanlike manner in compliance with the Building’s rules and regulations and shall not interfere with, delay or otherwise impose any additional expenses upon Landlord in the maintenance and operation of the Building or upon the use and enjoyment by other tenants of their respective premises in the Building. Tenant shall maintain the Signage and keep it in good working order repair and shall timely pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant related to the Signage, in accordance with the provisions of Section 18.2 of this Lease.

Upon the Expiration Date or earlier termination of Tenant’s right to possess the Premises, or if Tenant otherwise falls at any time to comply with the requirements of this Section 12.2, Tenant shall, at its sole expense, promptly remove all such Signage which shall become the property of Tenant, and repair any damage caused by the Signage or Its removal. However, if the Signage is not removed from the Property within 15 days after Landlord’s notice, then the Signage shall conclusively be deemed to have been abandoned by Tenant and may be removed, appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without further notice to Tenant or any other person and without obligation to account therefor. Tenant shall pay Landlord all reasonable expenses incurred in connection with any such removal, appropriation, sale, storage, destruction and disposition of the Signage and the repair of any damage caused by the Signage or its removal.

Notwithstanding anything to the contrary contained in this Section 12.2, or in any approvals or other communications, Landlord reserves the right, in its sole discretion and at its expense, to move any existing signage (except for Tenant’s signage approved by Landlord unless Tenant consents to such move) or modify its signage guidelines for the Project at any time and from time to time.

ARTICLE 13 - MORTGAGE AND SUBORDINATION/ESTOPPEL CERTIFICATE

13.1	Except as provided in Section 13.3 below with respect to mortgage subordination, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any first mortgage, deed of trust, or other Instrument in the nature thereof which may now or hereafter affect Landlord’s interest in the premises and to any other Instrument encumbering the Landlord’s interest in the premises and to any modifications, renewals, consolidations, extensions, or replacements thereof.

13.2	Section 13.1 above shall be self-operative, and no further Instrument of subordination shall be required by the holder of any such Instrument. In confirmation of such subordination, Tenant shall, within ten (10) days after demand, execute, acknowledge, and deliver to Landlord or the holder of any such mortgage, deed of trust, or other such instrument without expense, any and all Instruments that may be requested by such holder to evidence the subordination of this Lease and all rights hereunder to the lien of any such mortgage, deed of trust, or other instrument, and each such renewal, modification, consolidation, replacement, and extension therefor. Notwithstanding the foregoing, in consideration of and as a condition precedent to Tenant’s agreement to subordinate this Lease shall be the receipt of a commercially reasonable non-disturbance agreement from Landlord and the mortgage holder, lien holder or ground lessor, as applicable.

13.3	Tenant shall, within ten (10) days after demand, execute, acknowledge, and deliver to Landlord or to the holder of any mortgage, deed of trust, or other instrument affecting or encumbering the Landlord’s interest in the Premises, without expense, any and all reasonable instruments that may be necessary to make this Lease superior to the lien of any such mortgage, deed of trust or other Instrument, and each renewal, modification, consolidation, replacement, and extension thereof.

13.4	If the holder of any mortgage, deed to secure debt, deed of trust or other instrument affecting or encumbering Landlord’s Interest in the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall attorn to and recognize such successor as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant, subject to all the terms, covenants, and conditions of this Lease.

13.5

At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge, and deliver to Landlord a certificate evidencing whether or not: (i) this Lease is in full force and effect, (ii) this Lease has been amended in any way, (iii) there are any existing defaults on the part of Landlord hereunder to the knowledge of Tenant and specifying the nature of such defaults, If any, and (iv) the date to which rent, and other amounts due hereunder, If any, have been paid. Each certificate delivered pursuant to this Section may be relied on by any prospective purchaser or transferee of Landlord’s interest hereunder or of any part of Landlord’s property or by any mortgagee of Landlord’s interest hereunder or of any part of Landlord’ property or by an assignee of any such mortgagee.

13.6	Landlord agrees that it will provide Tenant, at no cost to Tenant, with a commercially reasonable non-disturbance, subordination and attornment agreements (“non-disturbance agreement”) from any ground lessors, mortgage holders or lien holders (each, a “Superior Mortgagee”) then in existence within thirty (30) days after the date of full execution of this Lease. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant’s election and expense. In the event Landlord falls to provide such commercially reasonable non-disturbance agreements within the time frame set forth in this Section 13.6, Tenant shall have the right, exercisable at any time thereafter, to give ten (10) business days’ written notice to Landlord terminating the Lease. In the event Landlord does not provide Tenant with the applicable non-disturbance agreements within such ten (10) day period, the Lease shall terminate.

ARTICLE 14 - EMINENT DOMAIN

14.1	If the Premises or such substantial part thereof as reasonably renders the remainder unfit for the intended uses shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Term of this Lease shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award and Tenant shall have no claim for the value of any unexpired Term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take any part of the Building or change the grade of any street or alley adjacent to the Building and such taking or change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to terminate this Lease not less than ninety (90) days after having give written notice of termination to Tenant. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this Section shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures.

ARTICLE 15 - INABILITY TO PERFORM

15.1	If by reason of inability to obtain and utilize labor, materials or supplies; circumstances directly or indirectly the result of a state of war or national or local emergency; any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force; strikes or riots; accident in, damage to or the making or repairs, replacements, or improvements to the Premises or any of the equipment thereof; or by reason of any other cause beyond the reasonable control of Landlord, Landlord shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such nonperformance or delay in performance shall not render Landlord liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, work an abatement of rent or relieve Tenant from the fulfillment of any covenant or agreement contained in this Lease.

15.2	Other than for Tenant’s monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by Tenant, Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to inability to obtain and utilize labor, materials or supplies; circumstances directly or indirectly the result of a state of war or national or local emergency; any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force; strikes or riots; accident in, damage to or the making or repairs, replacements, or improvements to the Premises or any of the equipment thereof; or by reason of any other cause beyond the reasonable control of Tenant.

ARTICLE 16 - HAZARDOUS SUBSTANCES AND MATERIALS

16.1	A.	During the Term of this Lease, Tenant shall not suffer, allow, permit or cause:

1.	The Installation of any underground storage tanks for the purpose of holding petroleum products or hazardous substances either on the Premises or at any other location in the Building or the Project.

2.	The accumulation of tires, spent batteries, debris or other solid wastes either on the Premises or any other part of the Building or the Project except rubbish placed in designated containers scheduled for normal, scheduled disposal in accordance with all applicable law;

3.

The generation, accumulation, storage, possession, release or threat of release of “hazardous substances”, “pollutants”, “hazardous waste”, or “toxic materials” [as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq., as amended (“RECRA”), the Toxic Substance Control Act (or any regulations promulgated under the foregoing), the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., or the Clean Air Act, 42 U.S.C. 7401 et seq., or any other present or future federal, state or local law, ordinance, rule or regulation], including extremely flammable substances, explosives, radioactive materials, asbestos, urea formaldehyde, PCB’s, chlorofluorocarbons, freon, petroleum/petroleum products, medical and biomedical waste products (collectively, “Hazardous Substances”); provided, however, the foregoing prohibition shall not be applicable to (i) Hazardous Substances which are present at the Premises prior to the date hereof, (ii) normal and reasonable amounts of cleaning and pest control supplies reasonable necessary for maintenance of the Premises so long as such materials are properly, safely, and lawfully stored and used by Tenant and the quantity of same does not equal or exceed a “reportable quantity” as defined under 40 C.F.R. 302 and 305, as amended, (iii) de minimis amounts of leaked or spilled petroleum products from the normal operation of motor vehicles or (iv) Hazardous Substances necessary for Tenant’s Permitted Use so long as: (a) such materials (and all containers therefor) are used, kept, stored and disposed of in a manner that compiles with all applicable federal, state and local statutes, ordinances, rules, regulations, orders and requirements applicable to such materials; (b) Tenant obtains and maintains all governmental permits and approvals required therefor; (c) such materials are approved of in writing by Landlord in advance; and (d) title to any such Hazardous Substances will remain and be stored and disposed of solely in Tenant’s name.

4.	The use of the Premises for industrial or manufacturing purposes, except as may be provided for herein.

B.	Tenant shall notify Landlord Immediately upon learning that any duty of Tenant described in Subsection A of this Section 16.1 has been violated, that there has been a release, discharge or disposal of any Hazardous Substances on a part of the Premises or the Building or the Project (regardless of whether or not the release is in quantities that would require under the law the reporting of such release to a governmental or regulatory agency), that radon gas or urea formaldehyde has been detected on or in the Premises, or that the Premises are subject to any third party claim or action, or threat thereof, because of any environmental condition in or originating from the Premises or arising in connection with Tenant’s operations at the Premises or at the Building or the Project. Tenant shall promptly provide Landlord with copies of all correspondence to or from third parties regarding such claims or actions or regarding environmental conditions in or originating from Tenant’s operations in the Premises or at the Building or the Project. Landlord retains the right to join and participate, as a party, in any legal actions affecting the Project or any portion thereof initiated in connection with Hazardous Substances laws.

C.	In the event of a release, leaking, spilling or deposit (collectively “Leak”) of any Hazardous Substances on, in or from the Premises caused by Tenant or its employees, agents, representatives, subtenants, invitees, contractors or subcontractors, Tenant shall immediately take all investigatory and/or remedial action (collectively “Remediation”) that is necessary to cause complete Remediation of such Leak, in accordance with all applicable laws and regulations. Tenant shall restore the Premises, the Building, and the Project to the environmental condition that existed prior to commencement of this Lease or the date Tenant took possession of the Premises, whichever is earlier. Landlord shall have the right, but not the obligation, to enter the Premises and Remediate any environmental condition on the Premises to comply with all laws, regulations and ordinances during which time Tenant shall not be entitled to any abatement of rent.

D.	With respect to any Remediation of the Premises, the Project or any portion thereof which is Tenant’s responsibility hereunder, Tenant will provide Landlord with written notice of Tenant’s Intended Remediation, including Tenant’s method, time and procedure of Remediation, and Landlord will have the right to require reasonable changes in such method, time or procedure before Tenant commences any such work. Tenant will not commence any Remediation of any Leak in any way connected with the Project, or any portion thereof, without first notifying Landlord, in writing, of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest.

E.	Tenant shall indemnify and hold harmless Landlord (as well as Landlord’s officers, directors, shareholder, employees, partners, servants and agents, including the property manager) [the “Indemnified Parties”] of and from any and all liabilities (including strict liabilities), penalties, demands, actions, costs and expenses (including without limitation legal fees), remediation and response costs, remediation plan preparation costs and any continuing monitoring or closure costs, incurred or suffered by the Indemnified Parties, or asserted by a third party against the Indemnified Parties, directly or indirectly arising due to the breach of Tenant’s obligations set forth in this Article. Such indemnification shall survive expiration or earlier termination of this Lease.

F.	At the expiration or sooner termination hereof, Tenant shall return the Premises to Landlord in substantially the same condition as existed on the date of commencement hereof or the date Tenant took possession of the Premises, whichever is earlier, free of any Leaked Hazardous Substances in, on or from the Premises.

16.2	Landlord represents and warrants that to the best of Landlord’s knowledge, the Premises, Building and Project are free of Hazardous Substances as of the date of this Lease. Landlord shall indemnify Tenant against any loss, cost, damage, claim or expense (but excluding any consequential or special damages) arising out of or related to the presence, use, handling, discharge, release or disposal of Hazardous Substances on, in, to or from the Premises, Building or Project caused by Landlord, except to the extent that such loss, cost, damage, claim or expense arises out of the use, handling, discharge, release or disposal by Tenant or its employees, agents, representatives, tenants, subtenants, invitees, contractors or subcontractors of any Hazardous Substances introduced by any of them into the Premises.

ARTICLE 17 - COMMON AREAS

17.1	The term “Common Areas” means all the areas and facilities of the Project (as the same may be altered from time to time by Landlord) not Intended for renting and, Instead, designed for the common use and benefit of Landlord and all or substantially all of the tenants, their employees, agents, customers and invitees. The Common Areas include, but not by way of limitation, the roof, foundation, exterior walls (excluding glass or plate glass), gutters and downspouts, parking lots, rail spurs, truck courts, landscaped and vacant areas, driveways, walks and curbs with facilities appurtenant to each as such areas may exist from time to time. Landlord shall operate and maintain the Common Areas, the proportionate cost of which shall be reimbursed by Tenant to Landlord as provided for herein. Landlord hereby grants to Tenant the non-exclusive revocable use of the Common Areas by Tenant, Tenant’s employees, agents, customers and invitees, which use shall be subject at all times to such reasonable, uniform and non-discriminatory rules and regulations (the “Rules and Regulations”) as may from time to time be established by Landlord and the terms and conditions of the Declaration to the extent applicable to the Project and/or to Tenant.

17.2	Tenant shall not use any part of the Building exterior to the Premises for outside storage. No trash, crates, pallets or refuse shall be permitted anywhere outside the Building by Tenant except in enclosed metal containers to be located as directed by Landlord. Tenant shall not park any trucks or trailers, loaded or empty, except in front of the docks on the concrete apron provided for such purposes. Tenant shall not park or permit parking of vehicles overnight anywhere about the Building’s parking areas without the prior written consent of Landlord.

17.3	Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations equally with other tenants; provided, Landlord shall not have any liability to Tenant for any failure of any other tenant or tenants of the Project to comply with the Rules and Regulations. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

ARTICLE 18 - ACCEPTANCE OF PREMISES, MAINTENANCE AND CARE

18.1	Completion and Acceptance. Tenant acknowledges that it will examine the Premises before taking possession hereunder. Unless Tenant furnishes Landlord with a notice in writing specifying any defect in the delivery of the Premises in the Required Condition within fifteen (15) days after the Actual Delivery Date, it shall be conclusively deemed, and Tenant hereby acknowledges, that the Premises were delivered in the Required Condition and in good working order and satisfactory condition and otherwise in an “AS-IS, WHERE IS” condition. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, In executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

18.2	Maintenance and Repair by Tenant. Tenant shall be responsible for all maintenance, repair and replacement to the Premises of whatsoever kind or nature that is not hereinafter set forth specifically as the obligation of Landlord. Tenant shall take good care of the Premises and fixtures, and keep them in good repair and free from filth, overloading, danger of fire or any pest or nuisance, and repair and/or replacement any damage or breakage done by Tenant or Tenant’s agents, employees or invitees, including damage done to the Building by Tenant’s equipment or installations, including, without limitation, the requirements with respect to the heating, ventilation and air conditioning system set forth in Section 5.4 above. Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises. At the end of the Term of this Lease or any renewal hereof, Tenant shall quit and surrender the Premises broom clean, In as good condition as when received by Tenant, normal wear and tear and damage by casualty excepted. In the event Tenant fails to maintain the Premises as provided for herein, Landlord shall have the right, but not the obligation, on five (5) days notice to Tenant (except in the case of an emergency), to perform such maintenance, repair and replacement as is required of Tenant in which event Tenant shall promptly reimburse Landlord for its costs in providing such maintenance or repairs together with a five percent (5%) charge for Landlord’s overhead.

18.3	Maintenance and Repair by Landlord. During the Term of this Lease, Landlord shall keep and maintain the Common Areas of the Project in good condition and repair. Landlord shall be under no obligation and shall not be liable for any failure to make repairs that are Landlord’s responsibility herein until and unless Tenant notifies Landlord in writing of the necessity therefor, In which event Landlord shall have a reasonable time thereafter to make such repairs. Landlord reserves the right to the exclusive use of the roof, foundation and exterior walls of the Building which Landlord is so obligated to maintain and repair. If any portion of the Premises or Project which Landlord is obligated to maintain or repair is damaged by the negligence of Tenant, its agents, employees or invitees, then repairs necessitated by such damage shall be paid for by Tenant.

ARTICLE 19 - ALTERATIONS AND ADDITIONS, MECHANICS’ LIENS

19.1

Alterations and Additions. Tenant shall not make any alterations, improvements, or additions to the Premises without the prior written consent and approval of plans therefor by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord’s consent shall not be required for strictly cosmetic alterations that do not affect the structure of the Building. Except as otherwise provided in the Work Letter with respect to the plans for the Initial Alterations, Landlord shall have thirty (30) days after submission of such plans by Tenant to approve or disapprove of them in writing. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant’s expense using contractors selected by Tenant and reasonably approved by Landlord. Tenant shall promptly pay the cost of all such work. Alterations, Improvements or additions so made by either of the parties upon the Premises, except trade fixtures, moveable furniture and equipment placed in the Premises at the expense of Tenant, shall be and become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation, injury or damage, unless Landlord elects, at the time Tenant requests Landlord’s consent to the alteration, improvement or addition (including the Initial Alterations) to require Tenant to remove any or all such alterations, improvements or additions from the Premises, in which event Tenant, at Tenant’s sole cost and expense, shall remove, not later than the termination of the Lease, all such designated alterations or improvements (including, without limitation, the removal of any wiring and/or cabling installed by, at the request of or for the benefit of Tenant in the Project) in a good, workmanlike manner, repairing and restoring the Premises to the condition existing therein prior to the construction of such alterations or improvements, free and clear of all liens and encumbrances. In the event damage to the Premises or the Building shall be caused by moving said furniture and equipment in or out of the Premises, said damage shall be promptly repaired at the cost of Tenant. Tenant shall deliver to Landlord (i) all required permits and approvals prior to the commencement of any such alterations, Improvements and/or additions; and (ii) “as-built” drawings of the Premises showing any alterations, improvements or additions to the Premises within thirty (30) days following completion of such alterations, improvements or additions to the Premises or thirty (30) days prior to the expiration of the Term of this Lease, if earlier.

19.2	Mechanic’s Liens. Tenant shall not cause nor permit any mechanic’s liens or other liens to be placed upon the Premises or the Building and in case of the filing of any such lien or claim therefor, Tenant shall promptly discharge same; provided, however, that Tenant shall have the right to contest the validity or amount of any such lien upon its prior posting of security with Landlord, which security, in Landlord’s sole reasonable judgment, must be adequate to pay and discharge any such lien in full plus Landlord’s reasonable estimate of its legal fees. Tenant agrees to pay all legal fees and other costs incurred by Landlord because of any mechanic’s or other liens attributable to Tenant being placed upon the Premises or the Building.

ARTICLE 20 - INSURANCE

20.1	Tenant’s Insurance: Commercial General Liability, Property Damage Insurance. Tenant covenants and agrees to maintain on the Premises at all times during the Term of this Lease, or any renewal thereof, (i) a policy or policies of commercial general liability insurance with not less than $3,000,000.00 combined single limit for both bodily injury and property damage which policy or policies shall name Landlord and its property manager as additional insureds; and (ii) a policy or policies of causes of loss – special form (formerly known ‘all risk’ or ‘fire and extended coverage’) property insurance as insurance covering any property of Tenant or any property that may be in the Premises but not owned by Landlord, or which Tenant is responsible to replace following a casualty hereunder, at its full replacement cost, which policy or policies shall name Landlord and its property manager as loss payees. In addition, Tenant shall maintain automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and workers’ compensation insurance covering Tenant’s employment of workers and anyone for whom Tenant may be liable for workers’ compensation claims, and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease – each employee and policy limit, with waiver of subrogation. Tenant shall obtain for the benefit of Landlord a waiver of subrogation with respect to insurance maintained by Tenant on its property.

20.2	Landlord’s Insurance: Property Insurance: Commercial General Liability. Landlord shall, throughout the Term of this Lease, or any extension thereof, maintain (i) causes of loss – special form property insurance on the property owned by Landlord located in and about the Project; and (ii) a policy or policies of commercial general liability insurance covering the Common Areas, and such other insurance as Landlord shall from time to time deem necessary or prudent. All such insurance shall be in such amounts and with such deductibles as Landlord shall reasonably determine. Landlord shall not be obligated in any way or manner to insure or otherwise be liable or responsible for any property of Tenant or any property that may be in the Premises but not owned by Landlord or for property of Tenant that Tenant is responsible to replace following a casualty hereunder. Landlord’s insurance policy shall contain a waiver of subrogation with respect to claims against Tenant for losses insured and compensated under such insurance policy.

20.3	Indemnification of Landlord. Except for claims for which Landlord is compensated under the insurance described in Section 20.2 (and to the extent of such compensation) and for which a waiver of subrogation is in effect and except to the extent caused by the gross negligence or willful misconduct of Landlord or its Affiliates (as hereinafter defined), Tenant indemnifies and shall hold Landlord, and its affiliates, partners, representatives, directors, trustees, officers, employees, lenders, successors and assigns (collectively, the “Affiliates”) and its property manager harmless from and defend Landlord and the Affiliates and its property manager against any and all claims or liabilities for any injury or death to any person or damage to any property whatsoever:

1.	Either (i) occurring in, on, or about the Premises, or (ii) occurring in, on, or about any facilities including, without limitation, elevators, stairways, passageways or hallways the use of which Tenant may have in conjunction with other tenants of the Building, when such injury, death or damage shall be caused in part or in whole by the act, neglect or fault of, or omission of any duty with respect to the same by Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees;

2.	Arising from any work or thing whatsoever done by or benefiting the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises (which indemnification shall be proportionate to the benefit to Tenant with respect to matters done by other parties which benefit Tenant and other tenants of the Building);

3.	Arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or

4.	Otherwise arising from any act or neglect of the Tenant, or any of its agents, employees, contractors, invitees, licensees, tenants or assignees; and

5.	From and against all costs, expenses, counsel fees, and court costs incurred or assessed in connection with any or all of the foregoing.

Furthermore, in case any action or proceeding be brought against Landlord, and/or Landlord’s property manager by reason of any claims or liability as set forth above, Tenant agrees to cause such action or proceeding to be defended at Tenant’s sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring or caused prior to any expiration or termination of this Lease shall survive expiration or termination.

THIS INDEMNITY SHALL APPLY REGARDLESS OF WHETHER THE LOSS IN QUESTION ARISES OR IS ALLEGED TO ARISE IN PART FROM ANY NEGLIGENT ACT OR OMISSION OF LANDLORD OR LANDLORD’S AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, VENTURERS, BENEFICIARIES, MORTGAGEES, AGENTS OR REPRESENTATIVES (COLLECTIVELY, “LANDLORD’S RELATED PARTIES”), FROM STRICT LIABILITY OF ANY SUCH PERSONS OR OTHERWISE, BUT IN SUCH EVENT TENANT SHALL NOT BE RESPONSIBLE FOR THAT PORTION OF ANY LOSS WHICH IS HELD TO BE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR LANDLORD’S RELATED PARTIES.

ARTICLE 21 - DEFAULT AND REMEDIES

21.1	In the event:

(a)	Tenant shall at any time fall to pay any item of Rent when due and such failure continues for a period of ten (10) days after Tenant’s receipt of notice that Tenant failed to pay the amount when due; provided, however, Landlord shall not be obligated to notify Tenant of Tenant’s failure to pay any item of Rent due under this Lease more than once during any twelve (12) month period during the Term; or

(b)	Tenant shall fail to keep, perform or observe any other covenant, agreement, condition or undertaking hereunder and shall fall to remedy such default within ten (10) days after written notice thereof to Tenant; or if such default is one that will take longer than ten (10) days to remedy, Tenant falls to commence curing such default within ten (10) days and/or falls diligently to pursue such cure to completion; or

(c)	The Premises shall be vacated by Tenant for any period for which Tenant has not paid its Rent;

Landlord shall have the right, without further notice to or demand, to re-enter and take exclusive possession of the Premises, with or without force or legal process, and to refuse to allow Tenant to enter the same or have possession thereof; to change the locks on the doors to the Premises; take possession of any furniture or other property in or upon the Premises (Tenant hereby waiving the benefit of all exemptions by law), sell the same at public or private sale without notice and apply the proceeds thereof to the costs of sale, payment of damages and payment of the rent due under this Lease; and pursue any other remedy permitted by law all without being liable to Tenant for any damages or to any prosecution therefor. Additionally, Landlord, at Landlord’s election may:

(a)	act as agent of Tenant to relet the Premises for the balance of the Lease Term or for a shorter or longer term and receive the rents therefor, applying them first to the payment of damages suffered to the Premises and rents due and to become due under this Lease, Tenant remaining liable for and hereby agreeing to pay Landlord any deficiency; or

(b)	cancel and terminate the remaining Term of this Lease, re-enter and take possession of the Premises free of this Lease and thereafter this Lease shall be null and void and the rents in such case shall be apportioned and paid on and up to the date of such entry. Thereafter both parties shall be released and relieved from any of any and all obligations thereafter to accrue hereunder. Tenant shall be liable for all loss and damage resulting from such breach or default; or

(c)	treat such default as an anticipatory breach of this Lease and, as liquidated damages for such default, be entitled to the difference, if any, between the sum which, at the time of such termination for anticipatory breach represents the then present worth (computed at seven percent per year) of the excess aggregate rents and additional rents payable hereunder that would have accrued over the balance of the Lease Term including extensions, had such Term not been prematurely terminated, over the aggregate market rental value of the Premises over the Term (including extensions) that the Lease would have run had it not been prematurely terminated.

The foregoing provisions override and control any conflicting provisions of Section 93.002 of the Texas Property Code of 1990, as well as any successor statute.

TO THE EXTENT, AND ONLY IN THE CIRCUMSTANCES REQUIRED BY TEXAS LAW, LANDLORD SHALL USE OBJECTIVELY REASONABLE EFFORTS TO RELET THE PREMISES AFTER AN EVENT OF DEFAULT AND THE TERMINATION OF TENANT’S RIGHT TO POSSESSION OF THE PREMISES (INCLUDING, WITHOUT LIMITATION, SUCH CONCESSIONS AND FREE RENT AS LANDLORD DEEMS NECESSARY OR DESIRABLE); PROVIDED, HOWEVER, THAT TENANT EXPRESSLY AGREES THAT LANDLORD MAY OFFER ALL OR ANY PART OF THE PREMISES FOR ANY PERIOD, TO ANY TENANT AND FOR ANY USE WHICH LANDLORD MAY ELECT, AND THAT LANDLORD MAY OFFER FOR LEASE ANY VACANT SPACE IN THE BUILDING (OR IN OTHER BUILDINGS OWNED BY LANDLORD OR LANDLORD’S AFFILIATES) BEFORE OFFERING THE PREMISES FOR LEASE. TENANT FURTHER AGREES THAT IF WITHIN THIRTY (30) DAYS AFTER TERMINATION OF TENANT’S RIGHT TO POSSESSION OF THE PREMISES, LANDLORD PLACES A “FOR LEASE” SIGN AT THE PREMISES, OR LANDLORD ENTERS INTO A LISTING AGREEMENT WITH A REAL ESTATE AGENT FOR THE LEASE OF THE PREMISES, OR LANDLORD ADVERTISES THE LEASED PREMISES FOR LEASE IN THE AUSTIN-AMERICAN STATESMAN (OR OTHER NEWSPAPER WITH A GENERAL CIRCULATION IN AUSTIN, TEXAS) AT LEAST ONCE PER MONTH, AND LANDLORD SHOWS THE PREMISES TO PROSPECTIVE TENANTS WHO REQUEST TO SEE THE PREMISES, LANDLORD CONCLUSIVELY SHALL BE DEEMED TO HAVE USED OBJECTIVELY REASONABLE EFFORTS TO RELET THE PREMISES AND TO HAVE FULFILLED ANY OBLIGATION TO MITIGATE DAMAGES BY REASON OF TENANT’S DEFAULT. TENANT ACKNOWLEDGES AND AGREES THAT LANDLORD SHALL NOT BE REQUIRED TO ACCEPT ANY TENANT WHICH TENANT MAY SUGGEST TO LANDLORD, AND THAT LANDLORD MAY UTILIZE IN RELETTING THE PREMISES THE SAME UNDERWRITING STANDARDS, AND STANDARDS OF REPUTATION IN THE COMMUNITY, WHICH LANDLORD APPLIES GENERALLY IN LEASING SPACE WITHIN THE BUILDING. TENANT FURTHER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LANDLORD CONSIDERS MANY FACTORS IN THE SELECTION OF TENANTS, INCLUDING WITHOUT LIMITATION, EXCLUSIVITY PROVISIONS IN EXISTING LEASES AND RESTRICTIVE COVENANTS, THE BALANCE OF USES WITHIN THE BUILDING, THE TENANT MIX WITHIN THE BUILDING, AND THE REPUTATION AND LOCAL, REGIONAL, OR NATIONAL NAME RECOGNITION AND CREDIT STANDING OF PROSPECTIVE TENANTS.

21.2	Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant’s failure to obtain Insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys’ fees, shall be so much Additional Rent due on the next rent date after such payment, together with interest (except in the case of said attorneys’ fees) at the highest legal rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of eighteen percent (18%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

21.3	Remedies Cumulative. All rights and remedies provided in this Lease for Landlord’s protection shall be cumulative and in addition to any other rights and remedies provided by law. Landlord shall be entitled to recover from Tenant its reasonable attorneys’ fees incurred in enforcing its rights hereunder.

21.4	No Waiver. A waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

21.5	No Reinstatement. No receipt of money by Landlord from Tenant after the expiration or termination of this lease or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

21.6	Default Under Other Leases. A default under this Lease by Tenant shall be deemed a default under any other leases between Landlord and Tenant for space in the Building. Likewise, a default by Tenant under any other such lease between Landlord and Tenant shall, at Landlord’s option, be deemed a default under this Lease.

ARTICLE 22 - DEFINITION OF LANDLORD/SALE/LANDLORD’S ASSIGNMENT OF LEASE

22.1

The words “Landlord” and “Tenant” as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust, or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns, subject, however, in the case of Tenant to the provisions of Section 8.1 hereof. It is understood and agreed that the term “Landlord,” as used in this Lease means only the owner(s), or the lessee(s), from time to time of the Building and/or the land underlying the Building so that in the event of any sale or sales of the Building and/or the land underlying the Building, or of any lease thereof, the Landlord named herein shall be and hereby Is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter to the extent of such sale or lease, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed, to the same extent, to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of all or such portion of the Building and/or the land underlying the Building which it has purchased or leased. Should all of the land underlying the Building and the entire Building be severed as to ownership by sale and/or lease, then, unless Tenant is otherwise notified to the contrary in writing, either the owner of the entire Building or the lessee of the entire Building, as the case may be, that has the right to lease space in the Building to tenants shall be deemed the “Landlord.” Tenant shall be bound to any succeeding landlord for all the terms, covenants, and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding landlord.

ARTICLE 23 - NOTICES

23.1	Except as otherwise herein provided, whenever by the terms of this Lease notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed to have been properly served if hand-delivered, sent by nationally recognized overnight courier service, or sent by certified mail, return receipt requested, postage prepaid, at the address set forth at Sections 1.1(A) and (B) above. If hand-delivered, the date of such hand-delivery shall be deemed the date of service. If sent by nationally recognized overnight courier service, one (1) business day after deposit with such nationally recognized overnight courier service shall be deemed the date of service. If mailed by certified mail, the date of delivery indicated on the Return Receipt shall be deemed the date of service.

ARTICLE 24 - SECURITY DEPOSIT

24.1	Tenant herewith deposits with Landlord the sum set forth in Section 1.1(J) as security for the performance by Tenant of every covenant and condition of this Lease. Said deposit may be commingled with other funds of Landlord. If Tenant shall default with respect to any covenant or condition of this Lease, Landlord may apply the whole or any part of such security deposit to the payment of any sum in default or any sum which Landlord may be required to spend by reason of Tenant’s default. This includes, but is not limited to, applying the security deposit first to any restoration and/or cleanup costs necessary over and above normal wear and tear of the vacated space. It is understood that the security deposit is not to be considered as the last month’s rent under the Lease. Should Tenant comply with all of the covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Tenant, without interest, at the expiration of the Term hereof.

ARTICLE 25 - LANDLORD’S LIEN

25.1	Landlord’s Lien. Tenant hereby grants to Landlord a security interest to secure the payment of all rent or other sums of money coming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all equipment, fixtures, furniture, improvements, inventory, consumer goods, goods and any and all personal property of Tenant presently or which may hereafter be situated in, on or upon the Premises, and all proceeds therefrom including, but not limited to, all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property; provided, however, that Tenant does not grant Landlord a security interest in any proprietary property of Tenant including such property contained in its computers, medical research data, patents or drug molecules (the “Excluded Items”). During any period that Tenant is in default under this Lease beyond all applicable notice and cure periods, such property shall not be removed from the Premises at any time without the consent of Landlord until all arrearages of rent, as well as any other sums of money then due to Landlord hereunder, shall first have been paid and discharged, and all the covenants, agreements and conditions hereof have been fulfilled and performed by Tenant. In addition to any other remedies provided herein, upon Tenant’s default under this Lease beyond all applicable notice and cure periods, Landlord may enter the Premises and take possession of any and all equipment, fixtures, furniture, improvements and other personal property of Tenant situated in, on or upon the Premises (other than the Excluded Items) without liability for trespass or conversion. Landlord may sell the same at a public or private sale, after giving Tenant at least (10) ten days written notice sent to the Tenant’s last known address as to the time and place of the sale. At such sale, Landlord or Landlord’s assigns may purchase the property unless such purchase is otherwise prohibited by law. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is given to the Tenant at the address herein prescribed at least five (5) days prior to the time of the sale. Proceeds of any such disposition, less all expenses including reasonable attorney’s fees, shall be applied as a credit against the indebtedness secured by the security interest granted in this Section. Any surplus shall be paid to Tenant and Tenant shall pay any deficiency upon demand. Tenant consents to the filing by Landlord of financing statements in a form acceptable to Landlord sufficient to protect the security interest of Landlord In the aforementioned property and the proceeds thereof under the applicable provisions of the Uniform Commercial Code. The statutory lien is not waived and the security interest herein granted is in addition and supplementary thereto.

ARTICLE 26 - MISCELLANEOUS

26.1	Persons Bound. The agreements, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of each of the parties hereto, except that no assignment, encumbrance or subletting by Tenant, unless permitted by the provisions of this Lease, shall vest any right in the assignee, encumbrancee or sublessee of Tenant. If there be more than one Tenant herein named, the provisions of the Lease shall be applicable to and binding upon such Tenant jointly and severally, as well as their heirs, legal representatives, successors and assigns.

26.2	Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party’s legal rights, then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable, however, all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.3	Captions. The headings and captions used throughout this Lease are for convenience and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of any provisions in this Lease. The words “Landlord” and “Tenant” wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporation, partnerships, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

26.4	No Option. Submission of this instrument for examination does not constitute a reservation of nor option for the Premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

26.5	Brokers. Tenant and Landlord represent that they have dealt directly with and only with the broker or brokers set forth at Section 1.1(M) above, and that Tenant and Landlord know of no other broker who negotiated this Lease or is entitled to any commission in connection herewith. Tenant and Landlord agree to indemnify, defend and hold harmless the other from and against any commissions or claims by any other broker or brokers pertaining to Tenant and Landlord having entered into this Lease.

26.6	Applicable Law. This Lease, its interpretation and enforcement shall be governed by the laws of the state in which the Premises are located.

26.7	Tenant’s Compliance with Laws and Ordinances. Tenant covenants throughout the Lease Term, at Tenant’s sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and of any applicable insurance rating agency, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises; provided, however, that Tenant shall not be responsible for structural repairs or alterations unless the requirement for such structural repairs and alterations is caused by Tenant’s particular use or occupancy (as distinguished from the general type of use or occupancy permitted by the applicable zoning ordinance). Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.

26.8	Intentionally Omitted.

26.9	Financial Information. If Landlord shall request financial information from Tenant in connection with a proposed sale or financing of the Building, for the purpose of satisfying the due diligence investigation requirements of a proposed purchaser or lender, Tenant will provide such information as will allow Landlord to satisfy the reasonable requirements of such proposed purchaser or lender so long as Landlord and the proposed purchaser or lender agree to keep such information confidential.

26.10	Attorneys Fees. In the event Landlord or Tenant bring suit against the other to enforce any rights under this Lease, the prevailing party shall recover from the other, in addition to any other award, an amount equal to reasonable attorneys’ fees to be fixed by the court.

26.11	Anti-Terrorism Statute Compliance. Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13221; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Antiterrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism” “Prohibited Person” is defined as (1) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf_ or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

ARTICLE 27 - ENTIRE AGREEMENT

27.1	This Lease contains the entire agreement between the parties and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the Landlord and the Tenant after the date hereof. If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such tenants jointly and severally.

ARTICLE 28 - EXHIBITS

28.1	Reference is made to the Exhibits listed at Section 1.1(N) above, which exhibits are attached hereto and incorporated herein by reference.

[SIGNATURE PAGE(S) FOLLOW]

[Signature Page for Industrial Space Lease]

IN WITNESS WHEREOF, the parties have signed quintuplicate counterparts hereof as of the date and year hereinabove set forth.

TENANT:		LANDLORD:

XBiotech USA, Inc., a Delaware corporation		Triple Net Properties Realty, Inc., Agent for Landlord

By:	/s/ John Simard	By:	/s/ KENT PETERS

Its:	President & CEO	Its:	EXECUTIVE VICE PRESIDENT

Date:	Dec 20, 2007	Date:	January 14, 2008

EXHIBIT “A”

DESCRIPTION OF THE PROJECT

This Exhibit A is attached to and made part of that certain Lease Agreement by and between Triple Net Properties Realty, Inc., Agent for Landlord and XBiotech USA, Inc., a Delaware corporation as Tenant.

Exhibit “A”

1

EXHIBIT “A-1”

LEGAL DESCRIPTION OF LAND

Lot 1, Block D, Metro Center Section 2, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 100, Pages 87-88 of the Plat Records of Travis County, Texas

Exhibit “A-1”

1

EXHIBIT “B”

DEPICTION OF THE PREMISES

Met Center Building 4

Premises: Approximately 30,000 SF

Exhibit “B”

1

EXHIBIT “C”

PARKING

During the Term and provided Tenant is not in default hereunder beyond any applicable cure period, Tenant, at no additional cost to Tenant, shall be permitted to use non-reserved parking spaces in the area used for parking for the Building at the ratio of 3.5 spaces per 1,000 square feet of space in the Premises. All parking by Tenant shall be subject to such reasonable, non-discriminatory terms, conditions and regulations as are from time to time applicable to tenants of the Building.

Exhibit “C”

1

EXHIBIT “D”

SPECIAL PROVISIONS

I.	Extension Option

A.	Extension Option. Provided that: no default or event of default is in existence under this Lease beyond all applicable notice and cure periods, Tenant and its Permitted Transferee (but not any other assignee or sublessee) shall have the right and option (the “Extension Option”) to renew and extend this Lease, by written notice delivered to Landlord no later than six (6) months and no more than nine (9) months prior to the expiration of the initial Lease Term, or subsequent Extension Term, for up to two (2) additional Terms (each, an “Extension Term”) of sixty (60) months each, under the same terms, conditions and covenants contained in this Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Extension Term; (b) the Base Rent shall be equal to the then current market rate for comparable warehouse leases in the area of the Building as reasonably determined by Landlord, taking into account concessions, allowances and other inducements common in the market at that time for comparable tenants entering into new leases for new (i.e., not renewal) space in comparable buildings, (c) Tenant shall have no option to renew this Lease beyond the expiration of the last Extension Term; and (d) all leasehold Improvements within the Premises shall be provided in their then existing condition (on an “As Is” basis) at the time the Extension Term commences.

B.	Exercise. Failure by Tenant to notify Landlord in writing of Tenant’s election to exercise the Extension Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Extension Option. In the event Tenant elects to exercise the Extension Option as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental for the Extension Term (the “Proposed Extension Rental”). Tenant shall within thirty (30) days following delivery of the Proposed Extension Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Extension Rental. If Tenant accepts Landlord’s proposal, then the Proposed Extension Rental shall be the rental rate in effect during the applicable Extension Term.

C.	Response to Proposed Extension Rental. Failure of Tenant to respond in writing during the aforementioned thirty (30) day period shall be deemed an acceptance by Tenant of the Proposed Extension Rental. Should Tenant reject Landlord’s Proposed Extension Rental during such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant’s rejection of Landlord’s Proposed Extension Rental to determine the rental for the Extension Term. In the event Landlord and Tenant are unable to agree to a rental for the Extension Term during said thirty (30) day period (“Outside Agreement Date”), then each party shall select an Independent qualified broker and inform the other as to its selection within five (5) business days after the expiration of such 30-day period (the “Designation Date”). Those two brokers shall select an Independent third qualified broker within ten (10) business days after the Designation Date. In order to be “qualified,” each of said brokers shall have at least 5 years of experience in the leasing of comparable commercial properties in the vicinity of the Building. Landlord and Tenant shall each bear the cost of its broker and one-half (1/2) of the cost of the third broker. Such 3 brokers shall determine the rental for the Extension Term (the “Extension Rental”) in accordance with the parameters set forth above in Section I.A. within thirty (30) days after the Designation Date. If all of such brokers fall to agree on the Extension Rental within thirty days after the Designation Date, but two of the brokers can so agree, then the Extension Rental as determined by such two brokers shall be controlling. If none of the brokers can agree of the Extension Rental within such time period, then an average shall be taken of the two closest determinations thereof and such average shall be controlling (except that if the median of the three rates provided by the brokers is also the average of the three, it shall be controlling).

D.	Extension. Upon exercise of the Extension Option by Tenant and subject to the conditions set forth hereinabove, this Lease shall be extended for the period of such Extension Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease in accordance with the provisions hereof. Any termination of this Lease during the initial Lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from this Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of this Lease other than to a Permitted Transferee. Landlord’s consent to any assignment of this Lease shall not be construed as allowing an assignment of such rights to any assignee.

II.	Right of First Refusal

A.	Right of First Refusal. Subject to the pre-existing rights of existing tenants in the Building and provided that no default or event of default is in existence under this Lease beyond all applicable notice and cure periods, Tenant and its Permitted Transferee (but not any assignee or subtenant) shall have an ongoing right, subject to the terms and conditions set forth below, to lease any unleased space in the Building (the “Right of First Refusal Space”) before it is leased to any third party during the initial Lease Term.

Exhibit “D”

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B.	Third Party Interest. Subject to the terms above, in the event any third party expresses interest in leasing all or any portion of the Right of First Refusal Space during the Lease Term (“Third Party Interest”), Landlord shall offer the entire Right of First Refusal Space to Tenant upon the same terms, covenants and conditions as provided in this Lease for the original Premises, except that the base rent, the length of lease term, and the tenant Improvement allowance (if any) shall be the same as the terms included in a written indication of third party interest in the Right of First Refusal Space that are acceptable to Landlord.

C.	Acceptance. If Tenant notifies Landlord in writing of the acceptance of such offer within seven (7) business days after Landlord has delivered such offer to Tenant, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease and specifying that such Right of First Refusal Space accepted by Tenant is a part of the Premises demised pursuant to the Lease for the remainder of the Lease Term and any renewal thereof, if applicable, and containing other appropriate terms and conditions relating to the addition of the Right of First Refusal Space to this Lease (including specifically any increase or adjustment of the rent as a result of such addition). Tenant shall accept the space “As-is,” and Tenant shall have no further rights with respect to the accepted Right of First Refusal Space.

D.	Rejection. In the event that Tenant does not notify Landlord in writing of its acceptance of such offer in such seven (7) business day period, then Landlord shall thereafter be able to lease the Right of First Refusal Space or any portion thereof to any third party upon the terms included in the third party offer initially presented to Tenant. If Landlord modifies any of the monetary terms such that they are more favorable to the third party by 10% or more than those presented to Tenant in the third party offer or should the third party lease for plus or minus 10% of the Right of First Refusal Space not be consummated, Landlord shall reoffer such space to Tenant. If Landlord falls to lease the Right of First Refusal Space or if such space becomes available again during the Initial Lease Term, Tenant’s rights hereunder shall be reinstated.

E.	Any termination of the Lease shall terminate all rights of Tenant with respect to the Right of First Refusal Space. The rights of Tenant with respect to the Right of First Refusal Space shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease other than to a Permitted Transferee. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment or a conveyance of such rights to any assignee. Nothing herein contained should be construed so as to limit or abridge Landlord’s ability to deal with the Right of First Refusal Space or to lease the Right of First Refusal Space to other tenants on the terms set forth herein, Landlord’s sole obligation being to offer, and if such offer is accepted, to deliver the Right of First Refusal Space to Tenant in accordance with this provision.

F.	Notwithstanding the foregoing obligation of Landlord to offer the Right of First Refusal Space based on the terms included in a written indication of third party interest in the Right of First Refusal Space that are acceptable to Landlord, if during the first six (6) months of the Term of the Lease, Tenant timely elects to lease the applicable Right of First Refusal Space and timely delivers the notice of acceptance required under Section II.C. above, the terms and conditions for lease of the applicable Right of First Refusal Space shall be the same as those for the Premises except that the expiration date for the term of the applicable Right of First Refusal Space shall be coterminous with the Term of the Lease. In such event, Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the applicable Right of First Refusal Space is to be included in the Premises, on the same terms as this Lease except that (a) the area of the Premises shall be increased by the area in the applicable Right of First Refusal Space (and Tenant’s Proportionate Share shall be adjusted accordingly), (b) the Base Rent shall be increased by the amount specified for such Right of First Refusal Space, and (c) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, tenant improvement allowance, construction allowance, and the like) or other tenant inducements.

Exhibit “D”

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EXHIBIT “E”

WORK LETTER

1.	Following the delivery of possession of the Premises to Tenant and Tenant’s payment of all Rent, if any, and security deposits required to be paid upon the execution of the Lease, Tenant shall have the right to perform certain alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 19.1 of the Lease, including, without limitation, approval by Landlord (which approval shall not be unreasonably withheld provided that the plans for the Initial Alterations comply with all applicable governmental laws, codes, rules, and regulations and are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner) of (a) the final plans for the Initial Alterations, (b) the contractors to be retained by Tenant to perform such Initial Alterations, and (c) the insurance coverage obtained by Tenant and its contractors in connection with the Initial Alterations. Tenant shall be responsible for all elements of the plans for the Initial Alterations (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of such plans shall in no event relieve Tenant of the responsibility therefor. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required by Landlord, (iii) does not have the ability to be bonded for the work in an amount satisfactory to Landlord, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state and municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Landlord shall approve or disapprove of Tenant’s plans and revisions for the Initial Alterations within ten (10) days after its receipt of a request by Tenant. After final approval of such plans and revisions, if Tenant proposes changes to the final plans for the Initial Alterations, Landlord shall approve or reasonably disapprove of same within five (5) business days after its receipt of a change request by Tenant, Failure of Landlord to respond during the aforementioned ten-day and five-day periods shall be deemed an approval by Landlord of the plans, revisions or change request as the case may be. Neither the approval by Landlord of the Initial Alterations or any other plans, drawings, specifications or other items associated with the Initial Alterations nor Landlord’s performance, supervision or monitoring of the construction of the Initial Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises or of compliance with any applicable law or code.

2.	Tenant shall pay the cost of the Initial Alterations and any other alterations made by Tenant pursuant to the Lease. In no event shall Landlord be obligated to contribute, in the form of a tenant improvement allowance or otherwise, toward the cost of performing the Initial Alterations or any other alterations made by Tenant pursuant to the Lease. In addition, Tenant shall pay to Landlord, within ten (10) days after Landlord’s written demand, a construction fee equal to Landlord’s actual, out of pocket costs for reviewing the plans for the Initial Alterations.

3.	Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations.

4.	Subject to Landlord’s obligation to deliver the Premises in the Required Condition, Tenant agrees to accept the Premises in its “as-is” condition and configuration, without representation or warranty by Landlord or anyone acting on Landlord’s behalf, it being agreed that Landlord shall not be required to perform any work or incur any costs in connection with the construction or demolition of any improvements in the Premises. Unless Tenant furnishes Landlord with the notice specified in Section 18.1 of the Lease, by taking possession of the Premises, Tenant: (i) acknowledges that it has had full opportunity to examine the Premises and is fully informed, independently of Landlord or any of its representatives, as to the character, construction and structure of the Premises, (ii) acknowledges that neither Landlord nor any of its representatives, has made any representations, warranties or promises with respect to the Premises, including without limitation any representation or warranty as to the fitness thereof for any purpose, and (iii) accepts the Premises in an “AS-IS, WHERE-IS” condition and with all faults and subject to all laws, ordinances, governmental regulations and orders, and all matters affecting title to the Project, including without limitation, the Declaration.

5.	This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

6.	The Initial Alterations shall be deemed to be substantially completed on the date that the Initial Alterations have been performed, other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant’s use of the Premises and a certificate of occupancy (or its equivalent) has been issued for the Premises.

7.	If Tenant cannot obtain or is delayed in obtaining any permit required for construction of the Initial Alterations or occupancy of the Premises because the Building and/or the Premises are not in compliance with any applicable City of

Exhibit “E”

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Austin, Texas laws, codes or regulations (“Code Violation”), Tenant shall so notify Landlord in writing and Landlord shall promptly thereafter at its expense take such measures as are reasonably required to correct the Code Violation; provided, however, that for purposes of this Section 8 a Code Violation shall not be deemed to include any violation attributable to (i) any repairs or alterations to the Building and/or Premises by Tenant, or (ii) any alteration, damage, or casualty to the Building and/or Premises resulting from the wrongful misconduct or negligence of Tenant.

8.	“Force Majeure Delay” shall mean any delay of the Commencement Date beyond June 1, 2008 attributable to any: (i) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employee of either party hereto), civil disturbance, further order claiming jurisdiction, act of public enemy, war, riot, sabotage, blockade, embargo; (ii) delay due to changes in any applicable laws (including, without limitation, the ADA) after the date the last party executes this Lease; or (iii) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar Industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives.

9.	“Landlord Delay” shall mean any delay of the Commencement Date beyond June 1, 2008 caused by (i) delay in the giving of authorizations or approvals by Landlord within the time periods required for such authorizations or approvals under this Work Letter; (ii) delay attributable to the acts or failures to act under this Work Letter, whether willful, negligent or otherwise, of Landlord, its agents or contractors within the time periods required under this Work Letter; (iii) delay attributable to the unreasonable interference of Landlord, its agents or contractors with the construction of the Initial Alterations in accordance with the Lease or the unreasonable failure or refusal of any such party to permit Tenant, its agents or contractors, access to and use of the Building or any Building facilities or services reasonably required for the orderly and continuous performance of the Initial Alterations; (iv) delay attributable to Landlord’s failure to allow Tenant sufficient access to the Building and/or the Premises to move into the Premises over one (1) weekend; (v) delay caused by the failure of the Premises and Building to comply with the ADA in effect as of the date the last party executes this Lease; and (vii) failure of Landlord to deliver the Premises to Tenant in the Required Condition within forty-five (45) days after the date the last party executes this Lease.

10.	Neither Tenant nor its contractor shall be charged for, and Landlord shall provide (subject to: (i) reasonable, non-discriminatory terms, conditions and regulations as are from time to time applicable to tenants of the Building, and (ii) the parking rights of other tenants at the Project), parking for Tenant’s architects, designers, contractors and subcontractors (including those people working on the Initial Alterations), electricity, water, toilet facilities, HVAC during the construction of the Initial Alterations. All such equipment, areas, and utilities shall be made reasonably available to the contractor and the subcontractors during the construction of the Initial Alterations so long as the Tenant and its contractors and subcontractors do not interfere with the rights of other persons to use such equipment, areas and utilities.

Exhibit “E”

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EXHIBIT “F”

COMMENCEMENT LETTER

Re:	Industrial Space Lease dated , 2007 (the “Lease”), between NNN MET CENTER 4-9, LP (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord) and XBIOTECH USA, INC. (“Tenant”) for Premises, the square footage of which is 30,000, located in the Building. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

1.	Tenant has accepted possession of the Premises. The Premises are usable by Tenant as intended; and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

2.	The Commencement Date of the Lease is .

3.	The Expiration Date of the Lease is the last day of .

4.	All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

EXECUTED as of             , 2008.

LANDLORD:

Triple Net Properties Realty, Inc., Agent for Landlord

By:

Its:

TENANT:

XBiotech USA, Inc., a Delaware corporation

By:

Its:

Exhibit “F”

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EXHIBIT “G”

SIGNAGE CRITERIA

Exhibit “G”

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FIRST AMENDMENT TO INDUSTRIAL SPACE LEASE

THIS First Amendment to Industrial Space Lease (this ‘‘Amendment”) is entered into as of January 14, 2008, between NNN Met Center 4-9, LP, a Texas limited partnership (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord) and XBiotech USA, Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into a certain Industrial Space Lease dated January 14, 2008 (the “Lease”); and

B. Landlord and Tenant now desire to amend the Lease subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and provided that there is no uncured event of default under the Lease, the parties hereto agree, and the Lease is amended as follows:

AGREEMENTS:

1. Definitions. All terms not otherwise defined herein shall have the meanings given them in the Lease.

2. Pre-Payment of Base Rent and Additional Rent. On or before 5:00pm CST on January 17, 2008, Tenant shall pay without notice, deduction, set-off or abatement to Landlord the sum of $177,925.00 in lawful money of the United States as a pre-payment of Base Rent and Additional Rent under the Lease (together with the one month’s installment of Base Rent and Additional Rent in the amount of $22,075.00 already paid by Tenant to Landlord pursuant to Section 5.1 of the Lease, the “Rent Pre-Payment”). On the first day of each month during the Lease Term when an installment of Base Rent and Additional Rent are due, Landlord shall credit the necessary portion of the Rent Pre-Payment on a dollar-for-dollar basis against such monthly installment of Base Rent and Additional Rent until the Rent Pre-Payment amount has been reduced to zero, after which Tenant shall pay Base Rent and Additional Rent in accordance with the terms of the Lease. If the amount of the last credit applied under this Section 2 is insufficient to pay in full the Base Rent and Additional Rent due for the applicable month, Landlord shall notify Tenant in writing at least five (5) business days prior to the first day of such month of the balance of such Base Rent and Additional Rent owed for such month, and Tenant shall pay that amount to Landlord in lawful money of the United States in advance on the first day of such month and otherwise in accordance with the terms of the Lease.

3. Full Force and Effect. Except as amended by this Amendment, all terms and conditions of the Lease shall remain in full force and effect and Landlord and Tenant shall be bound thereby. Tenant hereby represents, warrants and agrees that: (a) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease, (b) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant, and (c) Tenant has no offset or defense to its performance or obligations under the Lease. Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord’s employees or agents (including Agent), including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have arisen out of or in connection with the Lease.

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4. Broker. Tenant and Landlord represent that they have dealt directly with and only with the broker or brokers set forth at Section 1.1(M) of the Lease in connection with the negotiation or execution of this Amendment, and that Tenant and Landlord know of no other broker who negotiated this Amendment or is entitled to any commission in connection herewith. Tenant and Landlord agree to indemnify, defend and hold harmless the other from and against any commissions or claims by any other broker or brokers pertaining to Tenant and Landlord having entered into this Amendment.

5. Authority. Each party represents and warrants that it has due power and lawful authority to execute and deliver this Amendment and to perform its obligations under the Lease; and the Lease and this Amendment are the valid, binding and enforceable obligations of such party.

EXECUTED as of the date first written above.

TENANT:		LANDLORD:

XBiotech USA, Inc., a Delaware corporation		Triple Net Properties Realty, Inc., Agent for Landlord

By:	/s/ John Ferguson	By:	/s/ Ross Cresup

Its:	John Ferguson	Its:	Residential Account Manager

Date:	January 17, 2008	Date:	January 17, 2008

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SECOND AMENDMENT TO INDUSTRIAL SPACE LEASE

THIS Second Amendment to Industrial Space Lease (this “Amendment”) is entered into on August     , 2010 to be effective as of January 14, 2008, between NNN Met Center 4-9, LP, a Texas limited partnership (“Landlord”) and XBiotech USA, Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Industrial Space Lease (the “Original Lease”) dated January 14, 2008, as amended by First Amendment to Industrial Space Lease also dated January 14, 2008 (the “First Amendment”) (the Original Lease, the First Amendment and this Amendment are hereinafter collectively referred to as the “Lease”) for 30,000 square feet of rentable area known as Suite 200 (the “Original Premises”), in the building known as Building 4 at the Met Center development, located at 8201 E. Riverside, Austin, Travis County, Texas, as further described in the Lease; and

B. Landlord and Tenant now desire to make certain corrections and additions to the Lease, as set forth below, which Landlord and Tenant agree and acknowledge conform the Lease to the conduct of and course of dealing between the parties with respect to Tenant’s Proportionate Share and the application thereof (and related defined terms and exhibits) under the terms of the Original Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, and the Lease is amended as follows:

AGREEMENTS:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given them in the Original Lease and the Recitals set forth above are incorporated herein and made a part of this Amendment.

2. Definition of Protect. Section 1.1E of the Lease is revised to read as follows: “Building 4, Building 5 and Building 6 in the development known as Met Center, together with the land upon which such buildings are located, which land is described in Exhibit ‘A-1’ attached hereto, and any parking areas, walkways, landscaped areas and other improvements appurtenant thereto. A description of the Project is attached hereto as Exhibit ‘A’.”

3. Tenant’s Proportionate Share.

A. Section 1.1K of the Lease is deleted in its entirety and replaced with the following:

“Tenant’s Proportionate Share:	With respect to the Project, Tenant’s Proportionate Share shall be a fraction, the numerator of which is the gross square feet in the Premises, and the denominator of which is the total number of gross square feet within Buildings Four, Five and Six located on the Project, which Proportionate Share is stipulated to be 22.4786% based on an aggregate square footage for such buildings of 133,460 square feet.

B. Section 5.2 of the Lease (Real Estate Taxes) is modified to replace all references within such section to “Building” with the term “Project”.

C. Section 5.5 of the Lease (Common Area Expenses) is modified to replace all references within such section to “Property” with the term “Project”.

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4. Signage. Section 12.2 of the Lease is modified to replace all references within such section to “Property” with the term “Project”.

5. Default Under Other Leases. Section 21.6 of the Lease is modified to replace all references within such section to “Building” with the term “Project”.

6. Description of the Project. Exhibit “A” to the Lease is deleted and replaced with the Exhibit A attached hereto.

7. Full Force and Effect. Except as modified by this Amendment, all terms and conditions of the Lease shall remain in full force and effect and Landlord and Tenant shall be bound thereby. Tenant hereby represents, warrants and agrees that: (a) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease, (b) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant, and (c) Tenant has no offset or defense to its performance or obligations under the Lease. Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord’s employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have arisen out of or in connection with the Lease or Tenant’s occupancy of the Premises under the Lease.

8. Broker. Tenant represents and warrants that it has not dealt with any broker other than Live Oak Gottesman, LLC (“Landlord’s Broker”) in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify and hold Landlord harmless from all liability arising from any claim by any broker claiming under Tenant including, without limitation, the cost of reasonable counsel fees in connection therewith.

9. Authority. Each party represents and warrants that it has due power and lawful authority to execute and deliver this Amendment and to perform its obligations under the Lease; and the Lease and this Amendment are the valid, binding and enforceable obligations of such party.

[Remainder of page intentionally left blank; signature page follows.]

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EXECUTED to be effective as of January 14, 2008.

LANDLORD:

NNN MET CENTER 4-9, LP a Texas limited partnership

By:	NNN VF MET CENTER 4-9 GP, LLC
a Delaware limited liability company
its General Partner

	By:	PPCP/NNN LAVACA/MET HOLDINGS, LLC
a Delaware limited liability company
its managing member

	By:	PCCP CS LAVACA/MET HOLDINGS, LLC
a Delaware limited liability company
its managing member

		By:	/s/ Brian Heafey

		Name:	Brian Heafey
		Title:	Authorized Signatory
Date:

TENANT:

XBIOTECH USA, INC. a Delaware corporation

By:	/s/ John Simard

Name:	John Simard
Title:	President
Date:	August 17, 2010

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EXHIBIT A

Description of Project

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THIRD AMENDMENT TO INDUSTRIAL SPACE LEASE

(Suite 200)

THIS Third Amendment to Industrial Space Lease (this “Amendment”) is entered into as of March     , 2013 (the “Effective Date”), between NNN Met Center 4-9, LP, a Texas limited partnership (“Landlord”), and XBiotech USA, Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Industrial Space Lease dated January 14, 2008 (the “Original Lease”) as amended by First Amendment to Industrial Space Lease dated January 17, 2008 to be effective January 14, 2008 (the “First Amendment”) and Second Amendment to Industrial Space Lease entered into in August 2010 to be effective as of January 14, 2008 (the “Second Amendment”) (the Original Lease, as modified by the First Amendment and Second Amendment, is hereinafter referred to as the “Existing Lease”) for 30,000 square feet of space known as Suite 200 (the “Premises”), in the building known as Building 4 of the Met Center Development, 8201 E. Riverside Drive, Austin, Travis County, Texas (the “Building”);

B. The Term of the Existing Lease is scheduled to expire on May 31, 2013; and

C. Landlord and Tenant now desire to extend the Term of the Existing Lease, and otherwise modify the Existing Lease, subject to the terms and conditions of this Amendment. The Existing Lease, as modified by this Amendment, is referred to herein as the “Lease”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and provided that there is no uncured event of default under the Existing Lease, the parties agree, and the Existing Lease is modified as follows:

AGREEMENTS:

1. Definitions. All capitalized terms not otherwise defined herein have the meanings given them in the Existing Lease.

2. Extension. The Term is extended for a period of twenty-one (21) months, commencing June 1, 2013 (the “Renewal Effective Date”) and expiring February 28, 2015 (the “Renewal Term”), upon the same terms and conditions as provided in the Existing Lease as modified hereby.

3. Base Rent. Commencing on the Renewal Effective Date, Tenant shall pay Base Rent as follows:

Months	Monthly Base Rent Per Square Foot	Monthly Installments of Base Rent
6/1/13 – 2/28/15	$0.76	$22,800.00

4. Premises. Tenant accepts the Premises in “AS IS”, “WITH ALL FAULTS” condition as of the Effective Date of this Amendment. Landlord has no responsibility to make any alterations or improvements to the Premises. TENANT SPECIFICALLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE CONDITION OF ANY ASPECT OF THE PREMISES OR THE BUILDING, OR THE PRESENT OR FUTURE SUITABILITY OF THE PREMISES OR BUILDING FOR TENANT’S USE, AND TENANT WAIVES ALL IMPLIED WARRANTIES.

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5. Notice. Landlord’s address for purposes of notice is as follows:

NNN Met Center 4-9, LP

c/o Pacific Coast Capital Partners

222 N. Sepulveda Blvd

Suite 2222

El Segundo, CA 90245

Attn: Legal Notice Dept.

With a copy to:

Pacific Coast Capital Partners

222 N. Sepulveda Blvd

Suite 2222

El Segundo, CA 90245

Attn: Asset Manager for NNN Met Center 4-9, LP

and a copy to:

Transwestern

7600 Chevy Chase

Building 2, Suite 101

Austin, Texas 78752

Attn: Property Manager for NNN Met Center 4-9, LP

6. Full Force and Effect. Except as modified by this Amendment, all terms and conditions of the Existing Lease shall remain in full force and effect and Landlord and Tenant shall be bound thereby. Tenant hereby represents, warrants and agrees that as of the Effective Date: (a) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease, (b) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant, (c) Tenant has no offset or defense to its performance or obligations under the Lease, and (d) the amount of the Security Deposit held by Landlord is $13,333.34. TENANT HEREBY WAIVES AND RELEASES ALL DEMANDS, CHARGES, CLAIMS, ACCOUNTS OR CAUSES OF ACTION OF ANY NATURE AGAINST LANDLORD OR LANDLORD’S EMPLOYEES OR AGENTS, INCLUDING WITHOUT LIMITATION, BOTH KNOWN AND UNKNOWN DEMANDS, CHARGES, CLAIMS, ACCOUNTS, AND CAUSES OF ACTION THAT HAVE ARISEN OUT OF OR IN CONNECTION WITH THE LEASE OR TENANT’S OCCUPANCY OF THE PREMISES UNDER THE LEASE.

7. Broker. Tenant represents and warrants that it has not dealt with any broker, other than CBRE, Inc. (representing Tenant), in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify and hold Landlord harmless from all liability arising from any claim by any broker, other than CBRE, Inc., claiming under Tenant including, without limitation, the cost of reasonable counsel fees in connection therewith.

8. Authority. Each party represents and warrants that it has due power and lawful authority to execute and deliver this Amendment and to perform its obligations under the Lease; and the Lease and this Amendment are the valid, binding and enforceable obligations of such party.

9. Anti-Terrorism Statute Compliance. Tenant hereby represents and warrants to Landlord that Tenant is not: (a) in violation of any Anti-Terrorism Law; (b) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (d) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (e) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Antiterrorism Law” is defined as any law relating to

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terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism” “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf_ or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

10. Deletion. Section I (Extension Option) and Section II (Right of First Refusal) of Exhibit D to the Original Lease each expire by their terms upon the expiration of the initial Term of the Existing Lease. Accordingly, effective as of the Renewal Effective Date, Section I (Extension Option) and Section II (Right of First Refusal) of Exhibit D to the Original Lease are each hereby deleted in their entirety from the Lease, and such Section I and such Section II shall be of no further force or effect.

[Remainder of page intentionally left blank; signature page follows.]

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EXECUTED to be effective as of the Effective Date.

TENANT:

XBiotech USA, Inc., a Delaware corporation

By:	/s/ John Simard

Name:	John Simard
Its:	CEO & President.

Date:	March 20th, 2013.

LANDLORD:

NNN MET CENTER 4-9, LP, a Texas limited partnership

By:	NNN VF MET CENTER 4-9 GP, LLC, a Delaware limited liability company, its General Partner

	By:	PPCP/NNN LAVACA/MET HOLDINGS, LLC, a Delaware limited liability company, its managing member

		By:	PCCP CS LAVACA/MET HOLDINGS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

Date:

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FOURTH AMENDMENT

TO

INDUSTRIAL SPACE LEASE

(Suite 200)

THIS FOURTH AMENDMENT TO INDUSTRIAL SPACE LEASE (this “Amendment”) is made and entered into as of (but not necessarily on) the latest date of execution as set forth on the signature page hereof (the “4A Effective Date”), by and between DIGITAL METCENTER 4-6, LLC, a Delaware limited liability company (“Landlord”), successor-in-interest to NNN Met Center 4-9, LP (“Original Landlord”), and XBIOTECH USA, INC., a Delaware corporation (“Tenant”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Original Landlord and Tenant entered into that certain Industrial Space Lease dated January 14, 2008 (the “Original Lease”), as amended by that certain First Amendment to Industrial Space Lease dated January 17, 2008 (“lA”), and that certain Second Amendment to Industrial Space Lease dated August    , 2010 (“2A”), and that certain Third Amendment to Industrial Space Lease dated March    , 2013 (“3A”; the Original Lease, as amended, the “Lease”), covering approximately 30,000 square feet of area known as Suite 200 in that certain building commonly known as Building 4 located at 8201 E. Riverside Drive, Austin, Texas (the “Building”);

WHEREAS, any capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment; and

WHEREAS, Landlord has succeeded to all of Original Landlord’s interest under the Lease;

WHEREAS, Landlord and Tenant desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

1. Term. Currently, the Term is scheduled to expire on February 28, 2015 (the “Original Expiration Date”). Effective as of the 4A Effective Date, the Term is hereby extended for a period of forty-eight (48) months (the “4A Extension Term”), to expire on February 28, 2019.

2. Base Rent. During the 4A Extension Term, Tenant shall pay Base Rent for the Premises as follows:

Months	Monthly Base Rent Per Square Foot	Monthly Installments of Base Rent
3/1/15 – 2/29/16	$0.82 NNN	$24,600.00 NNN
3/1/16 – 2/28/17	$0.85 NNN	$25,500.00 NNN
3/1/17 – 2/28/18	$0.87 NNN	$26,100.00 NNN
3/1/18 – 2/28/19	$0.89 NNN	$26,700.00 NNN

3. Tenant’s Early Termination Right. Notwithstanding anything to the contrary contained in this Amendment (but subject to the terms of this Section 3), Tenant shall have a one-time right to terminate this Lease (“Tenant’s Early Termination Right”), for any reason or no reason, effective as of the last day of the twenty-fourth (24th) full calendar month of the 4A Extension Term (“TETR Termination Date”). Landlord and Tenant agree that Tenant’s Early Termination Right is subject to (and limited by) the following terms and conditions:

(b) Tenant must provide Landlord no less than six (6) full calendar months’ written notice (the “TETR Notice”) of Tenant’s exercise of Tenant’s Early Termination Right.

(c) Tenant must contemporaneously and irrevocably exercise its early termination right with respect to that certain 14,230 square feet of area known as Suite 650 in that certain building commonly known as Building 6 located at 8201 E. Riverside Drive, Austin, Texas.

(d) Contemporaneously with Tenant providing Landlord the TETR Notice, Tenant must pay Landlord the TETR Fee, defined below, as Additional Rent. In order to be effective, the TETR Notice must be accompanied by the TETR Fee. The “TETR Fee” shall mean and refer to an amount equal to (a) all unamortized broker commissions (amortized on a straight line basis over the full 4A Extension Term using an interest rate of 10%), plus (b) Base Rent that would otherwise be due for the calendar month immediately following the TETR Termination Date multiplied by three (3), plus (c) the monthly installment of estimated Additional Rent that would otherwise be due for the calendar month immediately following the TETR Termination Date multiplied by three (3).

(e) Notwithstanding the foregoing, (x) Tenant shall have no right to exercise Tenant’s Early Termination Right, or deliver a TETR Notice, and the TETR Termination Date may not occur, at any time in which an event exists, which, with notice or lapse of time or both, would constitute an event of default under the Lease, and any delivery of a TETR Notice during such period of time shall automatically be null and void and of no effect, (y) if an event of default occurs under the Lease at any time prior to the TETR Termination Date, Tenant’s Early Termination Right shall automatically, upon such occurrence, become null and void (regardless of whether a TETR Notice has theretofore been timely provided), and (z) if, in fact, an event of default occurs under the Lease after Tenant’s exercise of Tenant’s Early Termination Right, then such exercise shall, upon such occurrence, be deemed automatically to be null, void, withdrawn and of no force or effect, and the Lease, as amended hereby, shall continue in full force and effect, unaffected by Tenant having provided the TETR Notice. In such event, Landlord shall, at its option, either (i) retain the TETR Fee as a security deposit under the Lease, or (ii) apply the TETR Fee to existing or future Rent obligations under the Lease, and/or (iii) refund the TETR Fee to Tenant.

(f) If Tenant exercises Tenant’s Early Termination Right, Tenant shall surrender full and complete possession of the entire Tenant Space to Landlord on or before the TETR Termination Date vacant, broom-clean, devoid of any of Tenant’s personal property, and in good order and condition, in accordance with the provisions of the Lease, and free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Tenant. If Tenant shall fail to strictly comply with the terms of this paragraph (e), Tenant shall be deemed to be in holdover pursuant to section 11.1 of the Lease from and after the TETR Termination Date, until Tenant’s obligations under this paragraph (e) are satisfied.

(g) If Tenant properly and timely exercises Tenant’s Early Termination Right and the effectiveness thereof has not been otherwise negated as set forth in this Section 3, the Lease shall cease and expire on the TETR Termination Date with the same force and effect as if the TETR Termination Date were the date originally provided in the Lease as the expiration date of the Term hereof.

(h) Tenant’s Early Termination Right is personal to the undersigned (named) Tenant. If a Transfer occurs (other than to a Permitted Transferee), Tenant’s Early Termination Right shall thereupon be deemed null and void.

(i) Notwithstanding anything in this Section 3 to the contrary, if the Term of this Lease is extended, Tenant’s Early Termination Right shall automatically, thereupon, become null and void.

(j) Notwithstanding anything in this Section 3 to the contrary, Tenant’s Early Termination Right applies only to the original Premises described in the Lease and not to any additional premises in the Building. In that regard, if Tenant leases any such additional premises, the Lease with respect to such additional premises would remain in full force and effect following the TETR Termination Date.

(k) No exercise of Tenant’s Early Termination Right will obviate Tenant’s obligation to satisfy all terms, covenants, conditions, obligations, requirements and liabilities (including all payments of Rent) that are, or become, due from Tenant prior to the TETR Termination Date. Such obligations shall survive the termination of this Lease.

(l) The terms of this Section 3 shall survive the expiration or termination of the Lease.

4. Estoppel. Tenant hereby (a) confirms and ratifies the Lease, as amended hereby, (b) acknowledges that, to the best of Tenant’s actual knowledge, Landlord is not in default under the Lease as of the date this Amendment is executed by Tenant, and (c) confirms that, to the best of Tenant’s actual knowledge, as of the date this Amendment is executed by Tenant, Landlord has no outstanding obligations with respect to the Premises and/or under the Lease that would, with the passage of time, the giving of notice, or both, result in Landlord being in default under the Lease.

5. Commissions. Tenant represents that it has dealt with no broker, agent or other person in connection with this Amendment other than CBRE (“Tenant Broker”), and that no broker, agent or other person brought about this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, costs or expenses (including attorneys’ fees and expenses) by any broker, agent or other person (excluding Tenant Broker) claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transaction contemplated by this Amendment. The provisions of this paragraph shall survive the expiration of the Term of the Lease or any renewal or extension thereof.

6. Confidentiality. Each party agrees that (i) the terms and provisions of the Lease and this Amendment are confidential and constitute proprietary information of the parties and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers, auditors and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party. Notwithstanding the foregoing sentence, each party shall have the right to disclose such information to the extent required, but only to the extent required (i) for valid business and accounting purposes (“Business Disclosures”), and/or (ii) if advisable under any applicable securities or other laws regarding public disclosure of business information and/or as required by law or any court ruling (“Legal Disclosures”, and together with the Business Disclosures, the “Permitted Disclosures”). For the avoidance of doubt, with respect to a Permitted Disclosure by Landlord or Tenant, such Permitted Disclosures shall (i) be limited to the information required to be disclosed, and all other terms and provisions of the Lease and this Amendment shall be excluded from the disclosure or appropriately redacted, (ii) in the case of Business Disclosures, the disclosing party shall make such Business Disclosure subject to a confidentiality agreement or other undertaking from the receiving party to keep such information confidential, and (iii) in the case of Legal Disclosures the disclosing party shall, prior to making such disclosures (a) notify the other party in writing, and (b) if timely requested by the other party, use all reasonable efforts and cooperate with the other party to obtain confidential treatment of such applicable Legal Disclosure. The foregoing notwithstanding, Landlord reserves the right to post a press release or press releases, that discloses the fact that Landlord and Tenant have entered into a lease; provided that same does not disclose the location, economics or square footage related hereto. Any references in such press release or press releases, in excess of the fact that Landlord and Tenant have entered into a lease, require approval by Tenant, which Tenant may withhold in its sole and absolute discretion.

7. Miscellaneous.

A. In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.

B. The Lease is hereby amended as and where necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Except as amended by this Amendment, the terms of the Lease remain in full force and effect.

C. This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

D. This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 4A Effective Date.

LANDLORD:

DIGITAL METCENTER 4-6, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L.P., its member

	By:	Digital Realty Trust, Inc., its General Partner

		By:	/s/ Bryan Marsh
		Name:	Bryan Marsh
		Title:	Vice President

Date: March 5, 2015

TENANT:

XBIOTECH USA, INC., a Delaware corporation

By:	/s/ John Simard

Name:	John Simard
Title:	CEO & President

Date: Feb 28, 2015